                                                                     Exhibit 2.1



                               EXCHANGE AGREEMENT
                               ------------------


         THIS EXCHANGE AGREEMENT (the "Agreement") is made as of April 12, 2000, by and among MAXYGEN, INC., a Delaware corporation ("Maxygen"), MAXYGEN HOLDINGS LTD., a Cayman Islands corporation ("Holdings"), all of whose capital stock is owned directly by Maxygen, PROFOUND PHARMA A/S, a Danish corporation ("ProFound"), and the shareholders of ProFound.

                                    RECITALS
                                    --------

         A. The Boards of Directors of Maxygen, Holdings and ProFound have determined that it is advisable and for the respective benefit of Maxygen, Holdings and ProFound, and their respective securityholders and in their long-term strategic interests, to combine their businesses in order to combine their complementary capabilities, assets and human resources to develop protein-based drugs that address market needs for improved biopharmaceuticals, and have approved this Agreement and authorized the transactions contemplated hereby on the terms and subject to the conditions of this Agreement.

         B. Pursuant to the terms of this Agreement: (i) the outstanding shares of Common Stock of ProFound shall be exchanged for newly issued shares of Common Stock of Maxygen; (ii) some or all of the warrants to subscribe for shares of Common Stock of ProFound shall be exchanged for options to purchase shares of Common Stock of Maxygen and (iii) the ProFound securities referenced in (i) and
(ii) above shall subsequently be exchanged by Maxygen for shares of Common Stock of Holdings.

         C. The parties intend that for tax purposes the exchanges provided for in Recital B shall (i) be approved by the Danish tax authorities as tax deferred reorganizations within the meaning of Section 13 of the Danish Act on Taxation of Capital Gains on Shares (aktieavancebeskatningsloven) and (ii) not qualify as "tax free" reorganizations within the meaning of Section 368 of the United States Internal Revenue Code.

         D. The ProFound Securityholders (as defined below) own all of the outstanding capital stock of ProFound and all securities or other instruments convertible into or exercisable for capital stock of ProFound.

THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS
         -----------

         For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 1:

         "Accounts Receivable"-- shall mean all accounts receivable reflected on
          -------------------
the Financial Statements or accounts receivable ledger of ProFound.

         "Agreement"-- shall mean this Exchange Agreement.
          ---------

         "Alternative Acquisition"-- as defined in Section 7.8.
          -----------------------

         "BankInvest I" -- shall mean Bankforeningernes
          ------------
Erhvervsudviklingsforening BankInvest Biomedicinsk Udvikling.

         "BankInvest II" -- shall mean Aktieselskabet BI Biomedicinsk Udvikling
          -------------

         "Business Day"-- shall mean any day, Monday through Friday, on which
          ------------
U.S. federally chartered banks are open for business in San Francisco, California and Danish banks are open for business in Copenhagen, Denmark.

         "CCL"-- shall mean the Cayman Islands Companies Law (1998).
          ---

         "Claim"-- as defined in Section 12.4.
          -----

         "Closing"-- as defined in Section 2.3(a).
          -------

         "Closing Date"-- shall mean the date and time as of which the Closing
          ------------
actually takes place.

          "Code"-- shall mean the United States Internal Revenue Code.
           ----

         "Commission"-- shall mean the United States Securities and Exchange
          ----------
Commission.

         "Confidentiality Agreement"-- shall mean the Confidentiality Agreement,
          -------------------------
dated February 7, 2000, between Maxygen and ProFound.

         "Contract"-- shall mean any agreement, contract, obligation, promise,
          --------
commitment or undertaking of any kind (whether written or oral and whether express or implied), other than those that have been terminated.

         "DCA"-- shall mean the Danish Companies Act, as amended.
          ---

         "DGCL"-- shall mean the Delaware General Corporation Law, as amended.
          ----

         "Employee Benefit Plan"-- shall mean any plan, policy, program,
          ---------------------
practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of ProFound, which are now, or were since inception of ProFound, maintained by ProFound, or under which ProFound has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, warrant, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

         "Employment Agreements"-- as defined in Section 7.9.
          ---------------------

         "Encumbrance"-- shall mean any mortgage, charge, claim, community
          -----------
property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

         "Environmental Claim"-- shall mean any accusation, allegation, notice
          -------------------
of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

         "Environmental, Health and Safety Liabilities"-- shall mean any cost,
          --------------------------------------------
damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law, as well as any liability for torts and damages according to general

Danish rules, regulations and ordinary principles, including case law, or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         "Environmental Law"-- shall mean any Law concerning the environment, or
          -----------------
activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, the Danish Environmental Protection Act, the Danish Soil Pollution Act, the Danish Act on Chemical Substances and Products, the Danish Act on Environmental Gene Technology, the Danish Act on Compensation for Environmental Damages, the Danish Act on Working Environment, as such laws have been amended or supplemented, and the regulations, statutory orders, local council waste by-laws, and other binding by-laws and guidance and practice notes adopted under any of those laws.

         "Escrow Agent"-- as defined in Section 3.1.
          ------------

         "Escrow Agreement"-- as defined in Section 3.1.
          ----------------

         "Escrow Shares"-- as defined in Section 3.1.
          -------------

         "Exchange Act"-- shall mean the United States Securities Exchange Act
          ------------
of 1934, as amended, or any successor law.

         "Exchange Agent"-- as defined in Section 2.4(a).
          --------------

         "Exchanges"-- shall mean the Holdings Exchange and the Maxygen
          ---------
Exchange.

         "Expiration Date"-- as defined in Section 12.1(b).
          ---------------

         "Facilities"-- shall mean any real property, leaseholds or other
          ----------
interests currently or formerly owned or operated by ProFound, and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by ProFound.

         "Founding Shareholders"-- shall mean Christian Karsten Hansen, Jan
          ---------------------
Moller Mikkelsen, Torben Halkier, Jens Sigurd Okkels, Anders Pedersen, Hans Thalsgard Schambye, Knud Aunstrup, Claus Braestrup and Thue W. Schwartz.

         "GAAP"-- shall mean generally accepted Danish accounting principles
          ----
applied on a consistent basis.

         "Governmental Authority"-- shall mean any court, tribunal, authority,
          ----------------------
agency, commission, bureau, department, official or other instrumentality of the United States, the European Union, Denmark, any other country or any provincial, state, local, county, city or other political subdivision.

         "Governmental Permit"-- shall mean any license, franchise, permit or
          -------------------
other authorization of any Governmental Authority.

         "Hazardous Materials"-- shall mean any substance, material or waste
          -------------------
which is regulated by any Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

         "Holdings"-- as defined in the first paragraph of this Agreement.
          --------

         "Holdings Common Stock"-- shall mean the Common Stock of Holdings.
          ---------------------

         "Holdings Exchange"-- as defined in Section 2.2.
          -----------------

         "Intellectual Property"-- as defined in Section 4.21(a).
          ---------------------

         "Law"-- shall mean any Danish, European Union, other non-United States,
          ---
United States, state or local (including common law) statute, code, directive, ordinance, rule, regulation or other requirement.

         "Lien"-- shall mean any lien, pledge, hypothecation, levy, mortgage,
          ----
deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Lock-up Agreement"-- as defined in Section 7.12.
          -----------------

         "Losses"-- as defined in Section 12.2.
          ------

         "Maxygen"-- as defined in the first paragraph of this Agreement.
          -------

         "Maxygen Common Stock"-- shall mean the Common Stock, $0.0001 par value
          --------------------
per share, of Maxygen.

         "Maxygen Disclosure Schedule"-- shall mean the disclosure schedule
          ---------------------------
delivered by Maxygen to ProFound concurrently with the execution and delivery of this Agreement.

         "Maxygen Exchange"-- as defined in Section 2.1.
          ----------------

         "Maxygen Indemnitee"-- as defined in Section 12.2.
          ------------------

         "Maxygen Material Adverse Effect"-- shall mean an event that materially
          -------------------------------
and adversely affects the business, results of operation or financial condition of Maxygen and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from (i) any change in economic or business conditions generally affecting the biotechnology industry or (ii) any change in generally accepted accounting principles or interpretations thereof generally affecting the biotechnology industry or (iii) any reduction in the trading price of the Maxygen Common Stock shall not be considered when determining if a Maxygen Material Adverse Effect has occurred.

         "Maxygen Reports"-- as defined in Section 6.3(a).
          ---------------

         "Occupational Safety and Health Law"-- shall mean any legal or
          ----------------------------------
governmental requirement or obligation relating to safe and healthful working conditions or to occupational safety and health hazards, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order"-- shall mean any order, consent, consent order, injunction,
          -----
judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "Organizational Documents"-- shall mean: (a) the articles or
          ------------------------
certificate of incorporation, memorandum of association, articles of association and the by-laws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

         "Person"-- shall mean any individual, corporation (including any
          ------
non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "Proceeding"-- shall mean any claim, action, investigation,
          ----------
arbitration, litigation or other judicial, administrative or regulatory proceeding.

         "ProFound Common Stock"-- shall mean the Class A and Class B Common
          ---------------------
Stock of ProFound.

         "ProFound Disclosure Schedule"-- shall mean the disclosure schedule
          ----------------------------
delivered by ProFound to Maxygen and Holdings concurrently with the execution and delivery of this Agreement.

         "ProFound Financial Statements"-- shall mean (i) the audited balance
          -----------------------------
sheet and statement of shareholders owning more than five percent of the share capital of ProFound as of December 31, 1999 and the related income statement and statement of cash flow for the year then ended, and (ii) the ProFound Interim Financial Statements. The ProFound Financial Statements are included in Section
4.5 of the ProFound Disclosure Schedule.

         "ProFound Intellectual Property"-- as defined in Section 4.21(a).
          ------------------------------

         "ProFound Interim Financial Statements"-- shall mean the unaudited
          -------------------------------------
balance sheet and statement of shareholders owning more than five percent of the share capital of ProFound as of February 29, 2000, and the related unaudited income statement for the two months then ended.

         "ProFound Material Adverse Effect"-- shall mean any material adverse
          --------------------------------
change in the business, operations, properties, assets, liabilities, results of operations, condition or prospects (financial or otherwise) of ProFound; provided, however, that any such effect resulting from (i) any change in economic or business conditions generally affecting the biotechnology industry or (ii) any change in generally accepted accounting principles or interpretations thereof generally affecting the biotechnology industry shall not be considered when determining if a ProFound Material Adverse Effect has occurred.

         "ProFound Registered Intellectual Property"-- as defined in Section
          -----------------------------------------
4.21(a).

         "ProFound Securities"-- shall mean the ProFound Common Stock and the
          -------------------
ProFound Warrants.

         "ProFound Securityholders"-- shall mean the holders of ProFound Common
          ------------------------
Stock and ProFound Warrants.

         "ProFound Shareholders" -- shall mean the holders of ProFound Common
          ---------------------
Stock.

         "ProFound Warrants"-- shall mean warrants to purchase shares of
          -----------------
ProFound Common Stock.

         "Registered Intellectual Property"-- as defined in Section 4.21(a).
          --------------------------------

         "Related Person"-- as defined in Section 4.23.
          --------------

         "Release"-- shall mean any release, spill, effluent, emission, leaking,
          -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

         "Remedial Action"-- shall mean all actions, including, without
          ---------------
limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

         "Representatives"-- shall mean officers, directors, employees, agents,
          ---------------
attorneys, accountants, advisors and representatives.

         "Returns"-- shall mean returns, reports and forms.
          -------

         "Securities Act"-- shall mean the United States Securities Act of 1933,
          --------------
as amended, or any successor law.

         "Securityholder Representative"-- as defined in Section 3.2(a).
          -----------------------------

         "Shareholders Agreement"-- shall mean the Shareholders Agreement dated
          ----------------------
April 28, 1999 among certain ProFound Securityholders.

         "Subsidiary"-- shall mean with respect to any Person, any corporation,
          ----------
joint venture, limited liability company, partnership, association or other business entity of which 50% or more of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent Persons thereof is owned or controlled, directly or indirectly, by such Person.

         "Tax Authority"-- shall mean the Danish, United States, and any state,
          -------------
local or foreign government or any agency or subdivision thereof.

         "Taxes"-- shall mean all taxes, charges, fees, customs, duties or other
          -----
assessments, however denominated, including all interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by a Tax Authority, which shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

         "Transaction Documents"-- means the agreements, documents or
          ---------------------
instruments executed and delivered by a party hereto as contemplated under this Agreement.

2. THE EXCHANGES; CLOSING
   ----------------------

    2.1 THE MAXYGEN EXCHANGE
        --------------------

        (a) Upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, the last sentence of Section 2.1(e)) and in accordance with the DCA, at the Closing all of the ProFound Securityholders (shall transfer and assign all of their respective right, title and interest in and to all of their ProFound Securities to Maxygen in exchange for shares of Maxygen Common Stock and options to purchase shares of Maxygen Common Stock (collectively the "Maxygen Exchange") as provided in this Section 2.1.

        (b) Each share of Class A ProFound Common Stock shall be exchanged for shares of Maxygen Common Stock. The total number of shares of Maxygen Common Stock that Maxygen will issue under this Section 2.1(b) is 328,799 shares. The number of shares of Maxygen Common Stock to be issued to each holder of Class A ProFound Common Stock is set forth on Exhibit 2.1.

        (c) Each share of Class B ProFound Common Stock held by BankInvest I and Novo Nordisk A/S shall be exchanged for shares of Maxygen Common Stock. The total number of shares of Maxygen Common Stock that Maxygen will issue under this Section 2.1(c) is 417,032 shares. The number of shares of Maxygen Common Stock to be issued to each of BankInvest I and Novo Nordisk A/S is set forth on
Exhibit 2.1.

        (d) Each share of Class B ProFound Common Stock and each ProFound Warrant to purchase shares of Class B ProFound Common Stock held by BankInvest II shall be exchanged for shares of Maxygen Common Stock. The total number of shares of Maxygen Common Stock that Maxygen will issue under this Section 2.1(d) is 234,174 shares.

        (e) Subject to the last sentence of this Section 2.1(e), each ProFound Warrant to purchase shares of Class A ProFound Common Stock shall be exchanged for an option on substantially similar terms and conditions as those of such ProFound Warrants, issued under the Maxygen International Stock Option Plan, to purchase shares of Maxygen Common Stock. The total number of shares of Maxygen Common Stock to be covered by all these "substitute Maxygen options" is 41,812. The exercise price per share of Maxygen Common Stock under those substitute Maxygen options will be $22.65. The number of shares of Maxygen Common Stock covered by the substitute Maxygen options to be granted to each holder of a ProFound Warrant to purchase shares of Class A ProFound Common Stock is set forth on Exhibit 2.1. The substitute Maxygen options shall have the same vesting schedule as the vesting schedule for the corresponding ProFound Warrant. In other words, the present vesting schedule that applies to a ProFound Warrant shall be continued for the Maxygen option that is substituted for that warrant. Notwithstanding the foregoing, a given holder of a ProFound Warrant to purchase shares of Class A ProFound Common Stock shall not be entitled to receive any substitute Maxygen options unless he or she will be a continuing employee of ProFound after the Closing and has delivered, before the Closing, the agreements required by
Section 9.9.

    2.2  THE HOLDINGS EXCHANGE
         ---------------------

         The parties acknowledge that, in accordance with the CCL and the DGCL, immediately following the Maxygen Exchange, Maxygen intends to exchange the ProFound Securities for 1,000 shares of Holdings Common Stock (the "Holdings Exchange"). However, nothing in this Agreement shall require Maxygen to effect the Holdings Exchange.

    2.3 THE CLOSING
        -----------

        (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 11, and subject to the satisfaction or waiver of the conditions set forth in Sections 9 and 10, the consummation of the Exchanges shall take place on or as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 9 and 10 at the offices of Heller Ehrman White & McAuliffe LLP, 2500 Sand Hill Road, Suite 100, Menlo Park, California 94025 (the "Closing"), unless another date, time or place is agreed to in writing by ProFound and Maxygen.

        (b) As soon as practicable following the Closing, the parties hereto shall cause the Exchanges to be memorialized by making all filings or recordings required under the CCL, DCA and the DGCL.

        (c) At and after the Closing, the Exchanges will have the effects set forth in this Agreement, and ProFound shall be a wholly owned subsidiary of Holdings.

    2.4 SURRENDER OF CERTIFICATES
        -------------------------

        (a) Exchange Agent. ChaseMellon Shareholders Services, L.L.C. shall act
            --------------
as exchange agent (the "Exchange Agent") for the Maxygen Exchange.

        (b) Common Stock and Options to Purchase Common Stock. Promptly after
            -------------------------------------------------
the Closing, Maxygen shall make available for exchange in accordance with
Section 2.1 the aggregate number of shares of Maxygen Common Stock and options to purchase Maxygen Common Stock issuable pursuant to Section 2.1 in exchange for the issued and outstanding ProFound Securities.

    2.5 EXCHANGE PROCEDURES
        -------------------

        (a) Surrender of Certificates. At the Closing, the ProFound
            -------------------------
 Shareholders shall deliver to the Exchange Agent (i) certificates representing all of the ProFound Securities held by them, duly completed and validly executed, (ii) documentary evidence of the due recordation in ProFound's share register of Maxygen's (and then Holdings') full and unrestricted title to all of the ProFound Securities held by them and (iii) such other documents as may be required, whereupon each ProFound Shareholder shall be entitled to receive in exchange therefor, subject to the escrow requirements of Section 3.1, certificates evidencing the number of shares of Maxygen Common Stock to which such ProFound Shareholder is entitled pursuant to Section 2.1.

        (b) No Further Ownership Rights in ProFound Securities. All shares of
            --------------------------------------------------
Maxygen Common Stock issued upon the surrender for exchange of shares of ProFound Common Stock in accordance with the terms hereof and all Maxygen Options issued upon surrender for exchange of ProFound Warrants shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ProFound Common Stock and such ProFound Warrants.

        (c) Restrictive Legends. Certificates evidencing shares of Maxygen
            -------------------
Common Stock pursuant to this Agreement shall bear the

following legends:

             (i) All certificates shall bear a restrictive legend indicating that the shares evidenced thereby cannot be transferred except in accordance with the terms of the applicable Lock-Up Agreement.

             (ii) All certificates shall bear a restrictive legend indicating that the shares evidenced thereby were not registered pursuant to the Securities Act, including any restrictive legend required by, or useful to aid compliance with, Regulations D and S adopted by the Commission thereunder.

3.       ESCROW OF SHARES
         ----------------

    3.1  DELIVERY OF ESCROW SHARES
         -------------------------

         In lieu of delivering to the ProFound Shareholders certificates for the full number of shares of Maxygen Common Stock provided for in Section 2.1, at the Closing Maxygen shall deliver pursuant to the escrow agreement substantially in the form attached hereto as Exhibit 3.1 (the "Escrow Agreement") 140,728 shares of Maxygen Common Stock (the "Escrow Shares") to Maxygen as escrow agent (the "Escrow Agent"). The ProFound Shareholders acknowledge and agree that the Escrow Shares shall severally and jointly secure the indemnification obligations set forth in Section 12. The Escrow Shares shall be held by the Escrow Agent for at least 18 months after the Closing (and any longer period as provided in the Escrow Agreement) and shall be applied in accordance with the terms of the Escrow Agreement.

    3.2 SECURITYHOLDER REPRESENTATIVE
        -----------------------------

        (a) Each ProFound Shareholder hereby irrevocably constitutes and appoints, effective as of the Closing, Christian Karsten Hansen (together with his permitted successors, the "Securityholder Representative"), as the true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise any or all of the powers, authority and discretion conferred on him under any such agreement, to accept delivery of and to submit for exchange and cancellation any ProFound Securities, to waive any terms and conditions of any such agreement, to give and receive notices on his behalf and to be his, her or its exclusive representative with respect to any matter or Proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any Proceeding for which any Maxygen Indemnitee may be entitled to indemnification, and to act as the "Purchaser Representative" for any ProFound Shareholder who is not an "accredited investor" as that term is defined in Rule 501 adopted by the Commission under the Securities Act in connection with evaluating the merits and risks of investing in the Maxygen securities to be issued in the Maxygen Exchange, and the Securityholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact.

        (b) Maxygen and the other Maxygen Indemnitees shall be entitled to deal exclusively with the Securityholder Representative on all matters contemplated herein and in the Escrow Agreement, including on the matters indicated in Sections 10 and 11 and on all matters relating to Section 12, and shall be entitled to rely exclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any ProFound Shareholder by the Securityholder Representative, and on any other action taken or purported to be taken on behalf of any ProFound Shareholder by the Securityholder Representative, as fully binding upon such ProFound Shareholder.

        (c) The Securityholder Representative shall not be liable to anyone for any action taken or not taken by him in good faith or for any mistake of fact or law for anything that he may do or refrain from doing in connection with his obligations under this Agreement and the Escrow Agreement (i) with the consent of ProFound Shareholders who, as of the date of this Agreement, owned a majority of the outstanding shares of ProFound Common Stock, or (ii) in the absence of his own gross negligence or willful misconduct. Any action taken or not taken pursuant to the advice of counsel shall be conclusive evidence of the absence of gross negligence or willful misconduct. The ProFound Shareholders shall, jointly and severally, indemnify and hold the Securityholder Representative harmless from any and all liability and expenses that may arise out of any action taken or omitted by him as Securityholder Representative in accordance with this Agreement and the Escrow Agreement, except such liability and expense as may result from the gross negligence or willful misconduct of the Securityholder Representative.

        (d) The Securityholder Representative may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Securityholder Representative shall not be liable for other parties' forgeries, fraud or false representations.

        (e) The Securityholder Representative shall have the reasonable assistance of Maxygen's, Holdings' and ProFound's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Securityholder Representative shall treat confidentially and not disclose any nonpublic information from or about Maxygen, Holdings or ProFound to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        (f) If the Securityholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those Persons holding a majority of the shares of ProFound Common Stock outstanding just before the Closing, and such successor shall serve and exercise the powers of the Securityholder Representative hereunder and under the Escrow Agreement. If for any reason there is no Securityholder Representative at any time, all references herein to the Securityholder Representative shall be deemed to refer to ProFound Shareholders who hold a majority of the shares of ProFound Common Stock outstanding just before the Closing.

        (g) The Securityholder Representative hereby represents and warrants to the other ProFound Shareholders that: (i) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Maxygen securities to be issued in the Maxygen Exchange and (ii) there is no material relationship between himself and Maxygen other than the matters set forth in this Agreement relating to the Maxygen securities that he will receive as a result of the transactions contemplated by this Agreement, including possible receipt of a portion of the additional Maxygen options described in Section 8.1 and the compensation and other benefits that he will receive as an employee of ProFound after the Closing, whether under his Employment Agreement referenced in Section 7.9 or otherwise.

4.       REPRESENTATIONS AND WARRANTIES CONCERNING PROFOUND
         --------------------------------------------------

         Except as set forth in the ProFound Disclosure Schedule by means of a disclosure that references the specific representation and warranty which that the exception is intended to modify, ProFound and the ProFound Shareholders hereby represent and warrant to Maxygen and Holdings as follows:

    4.1 ORGANIZATION AND GOOD STANDING
        ------------------------------

        (a) Section 4.1 of the ProFound Disclosure Schedule contains a complete and accurate list of the jurisdictions in which ProFound is authorized to do business. ProFound is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. ProFound is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a ProFound Material Adverse Effect. ProFound does not have, and has never had, any Subsidiaries.

        (b) ProFound has delivered to Maxygen correct and complete copies of the Organizational Documents of ProFound.

    4.2 AUTHORITY; NO CONFLICT
        ----------------------

        (a) ProFound has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which it is and will be a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations under this Agreement and the Transaction Documents to which it is and will become a party. This Agreement has been duly authorized and approved, executed and delivered by ProFound and constitutes the legal, valid and binding obligation of ProFound, enforceable against ProFound in accordance with its terms. Upon the authorization and approval, execution and delivery by ProFound of the Transaction Documents to which it is a party, such Transaction Documents will constitute legal, valid and binding obligations of ProFound, enforceable against ProFound in accordance with their respective terms.

        (b) Neither the execution and delivery of this Agreement or any Transaction Document by ProFound nor the consummation or performance by ProFound of the Maxygen Exchange or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

             (i) contravene, conflict with or result in a violation or breach of
(A) any provision of any Organizational Document of ProFound, (B) any resolution adopted by the board of directors or the shareholders of ProFound, (C) any Law or any Order, award, decision, settlement or process to which ProFound or any of the assets or properties owned or used by ProFound may be subject, or (D) any Governmental Permit that is held by ProFound;

             (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any Person under any material Contract to which ProFound is a party or to which any of its or their assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which ProFound or any of its or their assets or properties is subject; or

             (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by ProFound.

    4.3  CAPITALIZATION
         --------------

         The authorized, issued and outstanding equity securities of ProFound consist solely of 633,459 shares of common stock, DK1 par value per share. Of those shares, 175,000 shares are designated Class A Common Stock and 458,459 shares are designated Class B Common Stock. All of the outstanding shares of ProFound Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned, of record and beneficially, by the Persons and in the amounts set forth in Section 4.3 of the ProFound Disclosure Schedule. Warrants to purchase 34,245 shares of Class A Common Stock and 139,289 shares of Class B Common Stock are issued and outstanding. All of the ProFound Warrants have been duly authorized and validly issued and are owned, of record and beneficially, by the Persons and in the amounts set forth in Section 4.3 of the ProFound Disclosure Schedule. Section 4.3 of the ProFound Disclosure Schedule sets forth all outstanding securities of ProFound, including but not limited to all debt securities, ProFound Common Stock, ProFound Warrants, rights and all other securities convertible or exercisable into or for, or exchangeable for, capital stock. Except as set forth in Section 4.3 of the ProFound Disclosure Schedule, there are no voting trusts or other Contracts or understandings to which ProFound or any ProFound Securityholder is a party with respect to the transfer, voting or registration of any ProFound Securities and there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of ProFound. ProFound does not own or have any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. No Person has any pre-emptive rights, nor any right of first refusal, tag-along, drag along right or any rights similar thereto with respect to any security of ProFound. All of the ProFound Securities have been issued in compliance with all Danish securities Laws.

    4.4  BOOKS AND RECORDS
         -----------------

         The books of account and other records of ProFound, all of which have been furnished to Maxygen, are true, complete and correct in all material respects. The minute books of ProFound contain true, accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of ProFound. The share registry of ProFound contains a true, complete and correct record of all issuances, transfers and repurchases of all ProFound Securities.

    4.5  FINANCIAL STATEMENTS
         --------------------

         The ProFound Financial Statements (i) have been prepared from the books and records of ProFound in accordance with GAAP (except for the omission of footnotes and cash flow statement from the ProFound Interim Financial Statements), (ii) fully reflect all liabilities and contingent liabilities of ProFound required to be reflected therein on such basis as at the dates thereof, and (iii) fairly present the financial position of ProFound and the share holdings of ProFound's more-than-five-percent stockholders as of the dates of the balance sheets included in the ProFound Financial Statements and the results of ProFound's operations and (in the case of the audited financial statements included in the ProFound Financial Statements) cash flow for the periods indicated.

    4.6  NO UNDISCLOSED LIABILITIES
         --------------------------

         ProFound does not have any liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due), except for liabilities or obligations reflected or reserved against in the ProFound Financial Statements and current liabilities incurred in the ordinary course of business since the date of the balance sheet included in the ProFound Interim Financial Statements, consistent with past practices, which will not, individually or in the aggregate, have a ProFound Material Adverse Effect.

    4.7  NO MATERIAL ADVERSE CHANGE
         --------------------------

         Since December 31, 1999, there has not been any ProFound Material Adverse Effect and no event has occurred or circumstance exists that could reasonably be expected to result in a ProFound Material Adverse Effect.

    4.8 TAXES
        -----

        (a) ProFound has filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all Tax Returns required to be filed by it; (ii) the information on such Returns is complete and accurate in all material respects; (iii) ProFound has paid in full on a timely basis all Taxes or made adequate provision in the Financial Statements for all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no Encumbrances or Liens for Taxes upon the assets or properties of ProFound other than for Taxes not yet due and payable; (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to ProFound, and (vi) there are no pending or, to ProFound's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of ProFound.

        (b) There are no outstanding Contracts or waivers with respect to ProFound extending the statutory period of limitation applicable to any Taxes and ProFound has not requested any extension of time within which to file any Return, which has not yet been filed.

        (c) ProFound has made provision for all Taxes payable by it and such provision is reflected on the ProFound Financial Statements with respect to any period covered thereby as to Taxes which are not payable prior to the date of such Financial Statements; (ii) the provisions for Taxes with respect to ProFound for any period prior to the Closing are adequate to cover all Taxes with respect to such period; (iii) ProFound has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person;
(iv) all material elections with respect to Taxes made by ProFound as of the date hereof are set forth in Section 4.8 of the ProFound Disclosure Schedule;
(v) there are no private letter rulings in respect of any Tax pending between ProFound and any Tax Authority, if such ruling would affect ProFound; (vi) ProFound has never been a member of an affiliated group within the meaning of
Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person; (vii) ProFound is not liable for Taxes of any other Person, and ProFound is not currently under any obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by ProFound with respect to Taxes; (viii) ProFound is not, and never has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) ProFound is not a party to any joint venture, partnership or other arrangement or Contract which could be treated as a partnership for Tax purposes; (x) ProFound has not agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of Law) in taxable income; (xi) ProFound is not a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (or any corresponding provision of Law); and (xii) Section 4.8 of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by ProFound, and no written claim has ever been made by any Tax Authority in any other jurisdiction that ProFound is subject to taxation in such jurisdiction and
(xiii) ProFound is not jointly taxed with any other corporation under Section 31 of the Danish Act on Corporate Taxation.

        (d) ProFound has not taken any action that would jeopardize or limit its right or ability to make use of, and has not failed to take any action that is necessary or desirable to make full use of, the losses ProFound has incurred since its inception against its future income under Danish tax law.

    4.9  ACCOUNTS RECEIVABLE
         -------------------

         All ProFound Accounts Receivable represent or will represent valid obligations arising from services actually performed or sales actually made in the ordinary course of business. All of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business and consistent with ProFound's past practices.

    4.10 TITLE TO PROPERTIES; ENCUMBRANCES
         ---------------------------------

         Section 4.10 of the ProFound Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned or held by ProFound. ProFound does not own, and has never owned, any real property other than as specified in Section 4.10 of the ProFound Disclosure Schedule and, for each such property, Section 4.10 of the ProFound Disclosure Schedule sets forth the owner thereof, a brief description thereof (including approximate square footage), when purchased or acquired and the approximate purchase price thereof, the use made of such property and the approximate annual costs, fees and taxes associated with such property. ProFound has delivered or made available to Maxygen true, correct and complete copies of the real property leases to which ProFound is party or pursuant to which it uses or occupies any real property. Except as set forth in Section 4.10 of the ProFound Disclosure Schedule, ProFound has good title to all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the ProFound Financial Statements (except for accounts receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the balance sheet included in the ProFound Interim Financial Statements). ProFound has a valid leasehold, license or other interest in all of the other tangible assets or properties, real or personal, which are used in the operation of its business. Except as set forth in Section 4.10 of the ProFound Disclosure Schedule, all assets and properties owned, leased or used by ProFound are free and clear of all Encumbrances and Liens, except for (a) liens for current Taxes not yet due, (b) workers', common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the asset or property subject thereto, or impairs the operations of ProFound, (c) Encumbrances or Liens disclosed in the ProFound Financial Statements, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of ProFound, and (ii) zoning Laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

    4.11 CONDITION AND SUFFICIENCY OF ASSETS
         -----------------------------------

         The Facilities and other tangible assets and property owned or used by ProFound are structurally sound, are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such Facilities or other property and assets owned or used by ProFound is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other tangible assets and property owned or used by ProFound are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted prior to the Closing.

    4.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS
         -------------------------------------------------

        (a) ProFound is in compliance in all material respects with all Laws, licenses and Orders affecting any or all of the assets or properties owned or used by ProFound or the business or operations of ProFound including, Occupational Safety and Health Laws and Environmental Laws. ProFound has not been charged with violating, or to the knowledge of ProFound, threatened with a charge of violating, nor is ProFound under investigation with respect to a possible violation of, any provision of any Law, Order or administrative ruling or license relating to any of its or their assets or properties or any aspect of its or their business.

        (b) Section 4.12 of the ProFound Disclosure Schedule contains a complete and accurate list of each Governmental Permit that ProFound is required by Law to hold or that otherwise relates to the business of, or to any of the assets or properties owned or used by, ProFound. Each Governmental Permit listed or required to be listed in Section 4.12 of the Disclosure Schedule is valid and in full force and effect, has not been breached or violated by ProFound, and is not subject to any Proceedings for suspension, modification or revocation.

    4.13 LEGAL PROCEEDINGS
         -----------------

         There is no pending Proceeding:

        (a) that has been commenced by or against ProFound or that otherwise relates to the business of, or any of the assets or properties owned or used by, ProFound; or

        (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the knowledge of ProFound, no such Proceeding has been threatened.

    4.14 ABSENCE OF CERTAIN CHANGES AND EVENTS
         -------------------------------------

        Since December 31, 1999, ProFound has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

         (a) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of any shares of capital stock of ProFound or any warrants or other rights to acquire any shares of such stock;

        (b) Encumbrance or Lien of or on any of its assets or properties;

        (c) except to the extent indicated in Section 4.14 of the ProFound Disclosure Schedule, payment or increase of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent or sales representative or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

        (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees, except in the ordinary course of business consistent with past practice;

        (e) damage to or destruction of any asset or property, whether or not covered by insurance, or loss of any customer, which could reasonably be expected to have a ProFound Material Adverse Effect;

        (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to ProFound of at least DK400,000 including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

        (g) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property;

        (h) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation or the net worth of any Person in an aggregate amount in excess of DK400,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

        (i) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

        (j) capital investment or capital expenditure or capital improvement, addition or betterment in amounts which exceed DK400,000 in the aggregate;

        (k) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

        (l) change in the method of accounting or the accounting principles or practices used by ProFound in the preparation of the ProFound Financial Statements;

        (m) amendment or other modification of any of the Organizational Documents of ProFound;

        (n) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any ProFound Intellectual Property, or entry into any licensing or similar agreements or arrangements; or

        (o) agreement, whether oral or written, by ProFound to do any of the foregoing.

    4.15 CONTRACTS; NO DEFAULTS
         ----------------------

        (a) Section 4.15(a) of the ProFound Disclosure Schedule contains a complete and accurate list, and ProFound has delivered to Maxygen true, correct and complete copies, if any are in force, of:

             (i) each Contract involving payments of at least DK400,000 that involves performance of services or delivery of goods or materials by ProFound;

             (ii) each Contract involving payments of at least DK400,000 that involves performance of services or delivery of goods or materials to ProFound;

             (iii) each lease and other Contract affecting any leasehold or other interest in any real or personal property to which ProFound is a party;

             (iv) each material license agreement or other Contract to which ProFound is a party with respect to patents, trademarks, copyrights, biologic or other materials, trade secrets or other Intellectual Property, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any intellectual property;

             (v) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees involving or affecting ProFound;

             (vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by ProFound with any other Person or requiring ProFound to make a capital contribution;

             (vii) each Contract to which ProFound is a party containing covenants that in any way purport to restrict the business activity of ProFound or any of the ProFound Securityholders or limit the freedom of ProFound or any of the ProFound Securityholders to engage in any line of business or to compete with any Person or hire any Person;

             (viii) each employment or consulting agreement between ProFound and its employees and consultants;

             (ix) each agreement between ProFound and an officer or director of ProFound or any affiliate of any of the foregoing;

             (x) each Contract for capital expenditures by ProFound in excess of DK400,000;

             (xi) each agreement of ProFound under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of ProFound), and each guaranty by ProFound of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

             (xii) each stock purchase, merger or other agreement pursuant to which ProFound acquired any material amount of assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

             (xiii) each agreement pursuant to which ProFound has issued any equity securities;

             (xiv) each agreement to which ProFound is a party containing a change of control provision; and

             (xv) each other agreement to which ProFound is a party having an indefinite term or a fixed term of more than one year (other than those that are terminable at will or upon not more than 30 days' notice by ProFound without penalty) or requiring payments by ProFound of more than DK400,000 per year.

        (b) Each Contract identified or required to be identified in Section 4.15(a) of the ProFound Disclosure Schedule is in full force and effect and is valid and enforceable against ProFound and, to the knowledge of ProFound, against the other parties thereto in accordance with its terms.

        (c) ProFound is in full compliance with all applicable terms and requirements of each Contract under which ProFound has any obligation or liability or by which ProFound or any of the assets or properties owned or used by ProFound is or was bound, except for such noncompliance that could not reasonably be expected to have a ProFound Material Adverse Effect.

        (d) To the knowledge of ProFound, each other Person that has or had any obligation or liability under any Contract under which ProFound has any rights is in full compliance with all applicable terms and requirements of such Contract.

        (e) To the knowledge of ProFound, no event has occurred and no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a material violation or breach of any Contract.

    4.16 INSURANCE
         ---------

         Section 4.16 of the ProFound Disclosure Schedule sets forth the premium payments and describes all the insurance policies of ProFound. These policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 4.16 of the ProFound Disclosure Schedule. There has been no default in the payment of premiums on any of such policies, and there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies shall continue in full force and effect up to the expiration dates shown in Section 4.16 of the Disclosure Schedule. True, correct and complete copies of all insurance policies listed in Section 4.16 of the ProFound Disclosure Schedule have been previously furnished to Maxygen.

    4.17 ENVIRONMENTAL MATTERS
         ---------------------

        (a) ProFound is in compliance with all applicable Environmental Laws including, but is not limited to, the possession by ProFound of all Governmental Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof. ProFound has not received notice of, and neither ProFound nor any predecessor is the subject of, any Environmental Claim or Remedial Action. There are no circumstances or conditions related to ProFound, ProFound's operations or any Facility that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.

        (b) There are no Environmental Claims that are pending or, to the knowledge of ProFound, threatened against ProFound, any Facility or against any Person whose liability for any Environmental Claim ProFound has retained or assumed either contractually or by operation of Law.

        (c) Neither ProFound, nor any other Person acting on behalf of ProFound (solely with respect to any such other Person, with ProFound's knowledge) has
(A) disposed of, transported or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials or (ii) any Facilities and (B) there has not occurred during the period ProFound operated or possessed any Facility or is presently occurring a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities.

         (d) Section 4.17 of the ProFound Disclosure Schedule identifies (i) all environmental audits, assessments, or occupational health studies undertaken by ProFound or its agents on its behalf, or undertaken by any Governmental Authority, or any Person, relating to the Facilities; (ii) the results of any groundwater, soil, air or asbestos monitoring undertaken by ProFound or its agents on its behalf, or, to the knowledge of ProFound, undertaken by any Governmental Authority or any third Person, relating to any Facility; and (iii) all written communications between ProFound and any Governmental Authority arising under or related to Environmental Laws.

    4.18 EMPLOYEES
         ---------

        (a) Section 4.18 of the ProFound Disclosure Schedule contains a complete and accurate list of the following information for each employee of ProFound: name; job title; base salary; bonus; vacation accrued; service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature; and whether such employee is a party to a non-competition agreement with ProFound.

        (b) No Founding Shareholder and, to the knowledge of ProFound, no employee of ProFound, is a party to, or is otherwise bound by, any agreement or arrangement, including any non-competition or similar agreement, between such Founding Shareholder or employee and any other Person that could materially adversely affect (i) the performance of his or her duties as an officer or employee of, or consultant to, ProFound, or (ii) the ability of ProFound to conduct its business as previously conducted or presently proposed to be conducted in the future. Since December 31, 1999, no officer or other employee has terminated and, to the knowledge of ProFound, no other officer or employee of ProFound intends to terminate, his or her employment or consulting relationship with ProFound.

        (c) No employee of ProFound is bound by any agreement with any other Person that is violated or breached by such employee performing the services he or she is performing for ProFound in connection with the business presently conducted or presently proposed to be conducted by ProFound in the future.

        (d) ProFound has delivered to Maxygen prior to the date hereof true and complete copies of any employment agreements and any procedures and policies relating to the employment of employees of ProFound and the use of temporary employees and independent contractors by ProFound (including summaries of any procedures and policies that are unwritten).

    4.19 EMPLOYEE BENEFITS
         -----------------

        (a) ProFound does not maintain, have an obligation to contribute to or have any actual or contingent liability with respect to any Employee Benefit Plan. ProFound has delivered to Maxygen prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, and (C) actuarial valuation reports.

        (b) Each Employee Benefit Plan which provides health, disability or death benefits is fully insured; ProFound is not obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

        (c) Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing, ProFound (i) shall have performed all material obligations required to be performed by it under, and shall not be in material default under or in material violation of any Employee Benefit Plan and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the ProFound Financial Statements. All notices, filings and disclosures required by any Law have been timely made.

        (d) ProFound has not received notice of and is not aware of any Proceeding (other than routine claims for benefits) pending or, to the knowledge of ProFound, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could give rise to any such Proceeding. There has not occurred any circumstances by reason of which ProFound may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

        (e) There are no Proceedings against ProFound pending or, to ProFound's knowledge, threatened and no facts exist as a result of which ProFound could have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by ProFound as an independent contractor.

        (f) Section 4.19(f) of the ProFound Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of ProFound who holds (i) any warrant or option to purchase ProFound Common Stock, together with the number of shares of ProFound Common Stock subject to such warrant or option, the exercise price of such warrant or option (to the extent determinable), and the expiration date of such warrant or option; (ii) any shares of ProFound Common Stock that are restricted as a result of an agreement with ProFound or the stock plan of ProFound; and (iii) any other right, directly or indirectly, to receive ProFound securities or any other compensation based in whole or in part on the value of ProFound capital stock, together with the number of shares of ProFound stock subject to such right.

        (g) Section 4.19(g) of the ProFound Disclosure Schedule sets forth a true and complete list of (i) all agreements with consultants who are individuals obligating ProFound to make annual cash payments in an amount exceeding DK200,000; and (ii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

        (h) No Employee Benefit Plan invests in ProFound Securities; and (ii) the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of ProFound to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee or (C) result in any parachute payment, whether under the Danish Salaried Employees Act, any other Danish law or any private agreement, and whether or not such payment is considered reasonable compensation for services rendered. ProFound will take all actions within its control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan in order to effectuate the transaction contemplated by this Agreement shall comply with the terms of such Plan and applicable Law.

        (i) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of ProFound beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) retirement or death benefits under any Pension Plan, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the ProFound Financial Statements or (v) benefits in the nature of severance pay.

        (j) ProFound has not proposed, agreed to or announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

        (k) No Employee Benefit Plan provides for the payment of severance benefits.

        (l) Section 4.19(l) of the ProFound Disclosure Schedule summarizes all amounts that would be required by any applicable law to be paid to the employees of ProFound who terminate employment or are terminated.

    4.20 LABOR RELATIONS
         ---------------

        (a) Since December 31, 1999, no employee of ProFound has terminated, and to the knowledge of ProFound, no ProFound employee is considering terminating, his or her employment with ProFound.

        (b) To the knowledge of ProFound, no condition or state of facts or circumstances exists which could materially adversely affect ProFound's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

        (c) ProFound is in compliance in all material respects with all applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

        (d) No collective bargaining agreement with respect to the business of ProFound is currently in effect or being negotiated. ProFound has not encountered any labor union or collective bargaining organizing activity with respect to its employees. ProFound has no obligation to negotiate any such collective bargaining agreement, and, to the knowledge of ProFound, there is no indication that the employees of ProFound desire to be covered by a collective bargaining agreement.

        (e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of ProFound, threatened with respect to the employees of ProFound, nor has any of the above occurred or, to the knowledge of ProFound, been threatened.

        (f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of ProFound, no question concerning representation has been raised or threatened respecting the employees of ProFound.

        (g) There are no complaints or charges against ProFound pending before the ordinary courts, the Danish Industrial Tribunal, industrial arbitration tribunal, the Danish Working Environment Service or other Danish Governmental Authority, and, to the knowledge of ProFound, no complaints or charges have been filed or threatened to be filed against ProFound with any such board or agency.

        (h) To the knowledge of ProFound, no charges with respect to or relating to the business of ProFound are pending before any agency responsible for the prevention of unlawful employment practices.

        (i) Section 4.20(i) of the ProFound Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from ProFound to any Person whose employment with ProFound was terminated.

        (j) ProFound has not received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of ProFound, and no such investigation is in progress.

        (k) ProFound is not and, to the knowledge of ProFound, no employee of ProFound is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with ProFound.

        (l) ProFound has paid all wages which are due and payable to each of its employees and each of its independent contractors.

    4.21 INTELLECTUAL PROPERTY
         ---------------------

        (a) For the purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all
          ---------------------
rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "ProFound Intellectual Property" shall mean any Intellectual Property
          ------------------------------
that is owned by, or exclusively licensed to ProFound.

         "Registered Intellectual Property" means all United States,
          --------------------------------
international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

         "ProFound Registered Intellectual Property" means all of the Registered
          -----------------------------------------
Intellectual Property owned by, or filed in the name of, ProFound.

        (b) No material ProFound Intellectual Property or product or service of ProFound is subject to any Proceeding or outstanding Order, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by ProFound, or which may affect the validity, use or enforceability of such ProFound Intellectual Property.

        (c) Section 4.21 of the ProFound Disclosure Schedule is a complete and accurate list of all ProFound Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of ProFound Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration have been filed, including the respective registration or application numbers. Each material item of ProFound Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such ProFound Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such ProFound Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such ProFound Registered Intellectual Property.

        (d) ProFound owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each material item of ProFound Intellectual Property or other Intellectual Property used by ProFound free and clear of any Lien or Encumbrance (excluding licenses and related restrictions); and ProFound is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of ProFound, including the sale of any products or the provision of any services by ProFound.

        (e) ProFound owns exclusively, and has good title to, all copyrighted works that are products of ProFound or which ProFound otherwise expressly purports to own.

        (f) To the extent that any material Intellectual Property has been developed or created by any Person for ProFound, ProFound has a written agreement with such Person with respect thereto and ProFound thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such Person's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

        (g) ProFound has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to ProFound's Intellectual Property, to any third party.

        (h) The ProFound Disclosure Schedule lists all material contracts, licenses and agreements to which ProFound is a party (i) with respect to ProFound Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to ProFound.

        (i) All material contracts, licenses and agreements relating to ProFound Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. ProFound is in material compliance with, and has not materially breached any term of such contracts, licenses and agreements and, to the knowledge of ProFound, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing, ProFound will be permitted to exercise all ProFound rights under such contracts, licenses and agreements to the same extent ProFound would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which ProFound would otherwise be required to pay.

        (j) In operating its business since the inception of ProFound (including its design, development, manufacture, marketing and sales of products and services), ProFound has not infringed or misappropriated any Intellectual Property of any third Person or engaged in unfair competition or any unlawful trade practice.

        (k) ProFound has not received notice from any third party that the operation of the business of ProFound or any act, product or service of ProFound, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (l) Except as set forth in Section 4.21 of the ProFound Disclosure Schedule and to the knowledge of ProFound, no Person has infringed or misappropriated or is infringing or misappropriating any ProFound Intellectual Property.

        (m) ProFound has taken reasonable steps to protect the rights of ProFound in ProFound's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to ProFound, and, without limiting the foregoing, ProFound has and enforces, or prior to the Closing will have and will enforce, a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Maxygen and all current and former employees and contractors of ProFound have executed such an agreement, except where the failure to do so is not reasonably expected to be material to ProFound.

        (n) Neither this Agreement nor the transactions contemplated by this Agreement will result in (i) ProFound granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) ProFound being bound by, or subject to, or any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) ProFound being obligated to pay any royalties or other material amounts to any third party in excess of those payable by ProFound, in the absence of this Agreement or the transaction contemplated hereby.

    4.22 CERTAIN PAYMENTS
         ----------------

         Neither ProFound nor any shareholder, director, officer, agent or employee of ProFound, or to the knowledge of ProFound, any other Person associated with or acting for or on behalf of ProFound, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of ProFound or any affiliate of ProFound, or
(b) established or maintained any fund or asset of ProFound that has not been recorded in the consolidated books and records of ProFound.

    4.23 RELATIONSHIPS WITH RELATED PERSONS
         ----------------------------------

         No stockholder, affiliate, officer, director or employee of ProFound, nor any spouse or child of any of them or any Person associated with any of them ("Related Person"), has any ownership interest in any assets or properties (including, without limitation, any Intellectual Property) used in or pertaining to the business of ProFound. No stockholder, affiliate, officer or director, or spouse or child of any of them, owns or owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in any Person (other than less than two percent (2%) of the outstanding capital stock of a Person) that (i) has or had business dealings involving a total value in excess of DK100,000 with ProFound since the inception of ProFound, or (ii) engaged in competition with ProFound. Except as set forth in Section 4.23 of the ProFound Disclosure Schedule, no stockholder, affiliate, officer, director or employee of ProFound nor any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, ProFound. All loans, payables and other amounts due to or from ProFound and its affiliates are listed in Section 4.23 of the ProFound Disclosure Schedule. As used in this Section 4.23, "stockholder" does not include BankInvest I, BankInvest II, Novo Nordisk A/S or any corporate affiliate of any of them.

    4.24 BROKERS OR FINDERS
         ------------------

         Neither ProFound nor any of its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

    4.25 CUSTOMER RELATIONSHIPS
         ----------------------

         To the knowledge of ProFound, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any material Customer of ProFound or a material change in the relationship of ProFound with such a Customer.

    4.26 RESTRICTIONS ON BUSINESS ACTIVITIES
         -----------------------------------

         There is no Contract or Order binding upon ProFound or, to the knowledge of ProFound, threatened that has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of ProFound (either individually or in the aggregate), any acquisition of property by ProFound (either individually or in the aggregate), providing of any service by ProFound or the hiring of employees or the conduct of business by ProFound (either individually or in the aggregate).

    4.27 OUTSTANDING INDEBTEDNESS
         ------------------------

         Section 4.27 of the ProFound Disclosure Schedule sets forth as of the date of the balance sheet included in the ProFound Interim Financial Statements (a) the amount of all indebtedness for borrowed money of ProFound then outstanding, the interest rate and maturity of that indebtedness, and the amount of any prepayment penalty or premium applicable to that indebtedness, (b) any Encumbrances or Liens which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

    4.28 DEPOSIT ACCOUNTS
         ----------------

         Section 4.28 of the ProFound Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which ProFound has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account, and (d) the name of each Person authorized to draw on or have access to each account or box.

    4.29 DISCLOSURE
         ----------

         No representation or warranty of ProFound or any ProFound Shareholder in this Agreement as modified by statements in the ProFound Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF THE PROFOUND SHAREHOLDERS
         -----------------------------------------------------------

         Each ProFound Shareholder hereby represents and warrants to Maxygen and Holdings as follows:

    5.1 AUTHORITY
        ---------

         Each ProFound Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which it is or will become a party, to consummate the Maxygen Exchange and the other transactions contemplated hereby and thereby and to perform its respective obligations under this Agreement and the Transaction Documents to which it is or will become a party. This Agreement has been duly authorized, executed and delivered by it and is enforceable against it in accordance with the terms hereof. It has all authorizations and consents necessary for the execution and delivery of this Agreement, and for the performance of its obligations hereunder. If such ProFound Shareholder is not a natural Person, it is and at the Closing will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority to own, lease and operate its properties and to conduct its business. Upon the authorization and approval, execution and delivery by or on behalf of the respective ProFound Shareholder of the Transaction Documents to which it is or will become a party, such Transaction Documents will constitute legal, valid and binding obligations of the respective ProFound Shareholder, enforceable against such holder in accordance with their respective terms.

    5.2 OWNERSHIP
        ---------

         It has, and at the Closing will have, (i) good and marketable title to all the ProFound Securities listed beside its name in Section 4.3 of the ProFound Disclosure Schedule (as to the applicable ProFound Shareholder, the "Applicable Securities"), free and clear of all Encumbrances and Liens, and (ii) full legal right and power to sell, transfer and deliver the Applicable Securities to Maxygen in accordance with this Agreement. The Applicable Securities are the only securities of ProFound held by the ProFound Shareholder. Upon delivery of the Applicable Securities to be exchanged by it to Maxygen in accordance with this Agreement, Maxygen will receive good and marketable title to all the Applicable Securities, free and clear of all Encumbrances and Liens.

    5.3  TAXES
         -----

          On the Closing all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the exchange and transfer of the ProFound Securities to Maxygen will have been fully paid or provided for and all laws imposing such taxes will have been fully complied with.

    5.4  NO CONFLICT
         -----------

          None of the execution, delivery or performance of this Agreement or any of the Transaction Documents to which such ProFound Shareholder is or will become a party, and the consummation of the transactions contemplated herein or therein by it conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon, any of its properties or assets pursuant to (i) the terms of its Organizational Documents; (ii) the terms of any contract or other agreement to which it is a party or by which it is bound or to which any of its properties is subject, which conflict, breach, violation or default would adversely affect the ProFound Shareholder's ability to perform its obligations hereunder or thereunder; (iii) any statute, rule or regulation of any Governmental Authority having jurisdiction over it or any of its activities or properties; or (iv) the terms of any Order of any arbitrator or any Governmental Authority having such jurisdiction.

    5.5  NO CONSENT
         ----------

          No consent, approval, authorization or order of, or any filing or declaration with any Governmental Authority is required for the consummation by the ProFound Shareholder of any of the transactions on its part contemplated under this Agreement.

    5.6  INVESTMENT
         ----------

          Such ProFound Shareholder is acquiring the Maxygen securities for investment, for its own account and not with a view to distribution, it being understood that some of the ProFound Shareholders may sell some of their shares of Maxygen Common Stock to Maxygen. Such ProFound Shareholder acknowledges that the Maxygen Common Stock will not be registered under the Securities Act and will be subject to restrictions on transfer under the United States securities laws and the terms of the applicable Lock-up Agreement.

    5.7  BROKERS AND FINDERS
         --------------------

          The ProFound Shareholder has not retained any investment banker, broker, or finder in connection with any of the transactions contemplated by this Agreement.

    5.8  UNREGISTERED SECURITIES
         -----------------------

          The ProFound Shareholder understands and acknowledges that the offering of the Maxygen securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of Maxygen securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) and/or Section 3(b) of the Securities Act and Regulations S and D thereunder and that Maxygen's reliance upon such exemption is predicated upon such ProFound Shareholder's representations as set forth in this Agreement.

    5.9  EXPERIENCE
         ----------

          Each ProFound Shareholder represents that: (a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Maxygen securities;
(b) it believes it has received all the information it has requested from Maxygen and considers necessary or appropriate for deciding whether to obtain Maxygen securities; (c) it has had the opportunity to discuss Maxygen's business, management, and financial affairs with Maxygen management, it being understood that, in the case of Novo Nordisk A/S, that opportunity has arisen primarily in the context of Novo Nordisk A/S's separate business relationship with Maxygen.

    5.10  NON-U.S. PERSON STATUS
          ----------------------

          The ProFound Shareholder, if a natural person, is not a resident of the United States. The ProFound Shareholder, if a partnership or corporation:
(a) is organized or incorporated in a jurisdiction other than a jurisdiction that is part of the United States and (b) was not formed by a "U.S. person" principally for the purpose of investing in securities that are not registered under the Securities Act. Each ProFound Shareholder is a natural person, a partnership or a corporation. For purposes of this Section 5.10, "U.S. person" has the meaning given to that term in Regulation S adopted by the Commission under the Securities Act.

6.  REPRESENTATIONS AND WARRANTIES OF MAXYGEN
    -----------------------------------------

          Except as set forth in the Maxygen Disclosure Schedule by means of a disclosure that references the specific representation and warranty which that exception is intended to modify, or in the Maxygen Reports filed with the Commission on or prior to the date hereof, Maxygen hereby represents and warrants to ProFound and the ProFound Shareholders as follows:

    6.1  ORGANIZATION AND GOOD STANDING
         ------------------------------

        (a) Section 6.1 of the Maxygen Disclosure Schedule contains a complete and accurate list of the jurisdictions in which Maxygen is authorized to do business. Maxygen is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each of Maxygen and Holdings has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of Maxygen and Holdings is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Maxygen Material Adverse Effect.

        (b) Within 15 days after the date of this Agreement, Maxygen will deliver to ProFound correct and complete copies of the Organizational Documents of Maxygen and Holdings.

    6.2  AUTHORITY; NO CONFLICT
         ----------------------

        (a) Maxygen and Holdings have the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which they are or will become a party, to consummate the Exchanges and the other transactions contemplated hereby and thereby and to perform their respective obligations under this Agreement and the Transaction Documents to which they are or will become a party. This Agreement has been duly authorized and approved, executed and delivered by Maxygen and Holdings and constitutes the legal, valid and binding obligation of Maxygen and Holdings, enforceable against Maxygen and Holdings in accordance with its terms. Upon the authorization and approval, execution and delivery by Maxygen and Holdings of the Transaction Documents to which they are or will become a party, such Transaction Documents will constitute legal, valid and binding obligations of Maxygen and Holdings, enforceable against Maxygen and Holdings in accordance with their respective terms.

        (b) Neither the execution and delivery of this Agreement or any Transaction Document by Maxygen or Holdings nor the consummation or performance by Maxygen or Holdings of the Exchanges or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

             (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of Maxygen or Holdings, (B) any resolution adopted by the board of directors or the stockholders of Maxygen or Holdings, (C) any legal requirement or any Order, award, decision, settlement or process to which Maxygen or Holdings or any of the assets or properties owned or used by Maxygen or Holdings may be subject, or (D) any Governmental Permit that is held by Maxygen or Holdings;

             (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any material Contract to which Maxygen or Holdings is a party or to which their respective assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which Maxygen or Holdings or their respective assets or properties is subject; or

             (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by Maxygen or Holdings.

    6.3  MAXYGEN REPORTS
         ---------------

        (a) Maxygen has made available to each ProFound Shareholder Maxygen's final prospectus dated March 20, 2000 and will make available to each ProFound Shareholder its Annual Report on Form 10-K for the year ended December 31, 1999 and any and all reports required to be filed by Maxygen after the date of this Agreement and before the Closing with the Commission pursuant to the Exchange Act (collectively, the "Maxygen Reports").

        (b) The Maxygen Reports complied and will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act in effect on the dates thereof. The Maxygen Reports, when filed pursuant to the Securities Act and the Exchange Act, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) Each of the Maxygen financial statements (including the related notes) included in the Maxygen Reports present fairly or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations, changes in shareholders' equity and cash flow of Maxygen as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

    6.4  ABSENCE OF CERTAIN CHANGES AND EVENTS
         -------------------------------------

          Since December 31, 1999, Maxygen has conducted its business only in the ordinary course and there has not been (i) any Maxygen Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

    6.5  VALIDITY OF SECURITIES
         ----------------------

          The Maxygen Common Stock, when issued, sold, and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws) and non-assessable. The Maxygen Common Stock issuable upon exercise of the Maxygen Options will have been duly and validly reserved and, assuming such Maxygen Common Stock is issued to the ProFound Securityholders in accordance with the Maxygen International Option Plan, will be duly and validly issued (including, without limitation, issued in compliance with applicable United States and state securities laws) and non-assessable.

    6.6  HOLDINGS
         --------

          Holdings has been formed for the purpose of holding the securities of entities that conduct some or all of the future non-U.S. operations of the Maxygen entities, including ProFound, and holding certain intangible and other assets.

    6.7  SHORT SWING PROFIT RULE
         -----------------------

          Maxygen believes that, for so long as the Founding Shareholders' duties and responsibilities at ProFound are no greater than those contemplated by the Employment Agreements (see Section 7.9) and assuming no relevant change in the interpretation of the Exchange Act by courts or the Commission, none of the Founding Shareholders will be a person covered by Section 16(a) of the Exchange Act and thus will not be subject to the short swing profits rule of
Section 16(b) of the Exchange Act.

7.  COVENANTS
    ---------

    The parties, as applicable, hereby covenant and agree as follows:

    7.1  NORMAL COURSE
         -------------

          From the date hereof until the Closing, ProFound shall: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage); (d) preserve intact in all material respects its business organization, preserve its goodwill and the confidentiality of its business know how, exercise reasonable efforts to keep available the services of its current officers and employees and preserve its present material business relationships with its collaborators, licensors, customers, suppliers and other Persons with which it has material business relations; and (e) in all respects conduct its business only in the usual and ordinary manner consistent with past practice and perform all Contracts.

    7.2  CONDUCT OF BUSINESS
         -------------------

          Without limiting the provisions of Section 7.1, from the date hereof until the Closing (or earlier if and when this Agreement is terminated in accordance with its Section 11), ProFound shall not, except as contemplated by this Agreement, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Maxygen, which consent shall not be unreasonably withheld or delayed:

        (a)  amend or otherwise modify its Organizational Documents;

        (b) issue, sell, dispose of or Encumber or authorize the issuance, sale, disposition or Encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement of the type referred to in Section 4.3, with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

        (c)  Encumber any material assets or properties;

        (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

        (e) redeem, purchase or otherwise acquire any of its capital stock or other securities;

        (f) increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents, except, with respect to such other employees or agents only, for increases in the ordinary course of business consistent with past practice;

        (g) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any employee benefit plan for or with employees, or enter into any collective bargaining agreement;

        (h) terminate or modify any Contract requiring future payments to or from such party, individually or in the aggregate, in excess of DK400,000, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

        (i) create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of DK400,000, or guarantee or endorse any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

        (j) pay, discharge or satisfy any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount in excess of DK400,000, except for liabilities incurred in the ordinary course of business prior to the date hereof where it shall not make any payment or commitment in an aggregate amount in excess of DK800,000 (for purposes of this Section 7.2(j), indebtedness that is created, incurred, assumed or for which it is otherwise liable under Section 7.2(i) shall be included in determining whether the foregoing basket amounts have been reached);

        (k) sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business consistent with past practice and for a cash consideration equal to the fair value thereof at the time of such sale, transfer, lease or other disposition;

        (l) cancel, compromise, release or waive any material debt, claim or right;

        (m) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

        (n) make any material capital investment or expenditure or capital improvement, addition or betterment, other than those specified in the list of planned capital expenditures set forth on Exhibit 7.2(n);

        (o) change its method of accounting or the accounting principles or practices used in the preparation of the ProFound Financial Statements, other than as required by GAAP;

        (p) institute or settle any Proceeding before any Governmental Authority relating to it or its assets or properties;

        (q)  adopt a plan of dissolution or liquidation;

        (r) enter into any Contract, except Contracts made in the ordinary course of business consistent with past practice;

        (s) make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

        (t)  commence any legal proceeding or settle any legal proceeding; or

        (u) enter into any commitment to do any of the foregoing, or take any action that would make any of the representations or warranties of such party contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of such party in this Agreement not to be complied with or satisfied in any material respect.

     In addition, without the prior written consent of Maxygen, from the date hereof until the Closing:

             (i) none of the ProFound Securityholders shall effect, permit or facilitate ProFound to become a party to any Alternative Acquisition, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; and

             (ii) none of the ProFound Securityholders shall permit or facilitate the taking of any action prohibited in (a) to (u) above.

    7.3  DANISH TAX FILING
         -----------------

        (a) With the assistance of ProFound, the ProFound Securityholders shall jointly prepare and file, within 10 days after the date of this Agreement, an application to the Danish Tax Authority for a ruling that the Exchanges will be tax deferred reorganizations pursuant to Section 13 of the Danish Act on Taxation of Capital Gains on

Shares (aktieavancebeskatingsloven). The application shall be submitted to Maxygen at least five days before filing for Maxygen's review and comment. The ProFound Securityholders shall not submit the application without Maxygen's prior consent, which shall not be unreasonably withheld. The ProFound Shareholders, on their behalf and on behalf of the ProFound Securityholders, acknowledge and agree that they, and not ProFound, Maxygen or Holdings, shall be responsible for the accuracy of the contents of the application.

        (b)  If: (i) all the conditions set forth in Section 9 except the
             --
condition set forth in Section 9.12 are satisfied, (ii) all the conditions set forth in Section 10 except the condition set forth in Section 10.7 are satisfied or are waived by ProFound or the Securityholder Representative, (iii) the Danish tax authorities deny the application referenced in Section 7.3(a) by means of a final, non-appealable written action which explains that a reason (but not necessarily the only reason) the application was denied was the Holdings Exchange, (iv) this Agreement is terminated after that denial by ProFound under
Section 11.2 or Section 11.4 and (v) ProFound elects to require that Maxygen
                             ---
extend a loan to ProFound by giving Maxygen a written notice to that effect within 20 days after that termination of this Agreement, then Maxygen, in lieu
                                                         ----
of purchasing the ProFound Securities, will loan US$10 million to ProFound on the terms and conditions set forth in the balance of this Section 7.3 and on other reasonable and customary terms and conditions as the parties agree. The closing and funding of that loan will occur within 20 days after ProFound gives the notice specified in clause (v) above.

        (c) The loan, if made, will have these principal features: The funds loaned and all repayments will be made in, and all calculations will be based upon, U.S. dollars. The loan will be secured by a first lien on all of ProFound's tangible and intangible assets, it being understood that ProFound will pay all costs (including any and all fees and Taxes) associated with putting the lien in place and it being further understood that Maxygen's lien will be junior to the lien currently held by Vaekstfonden on certain of ProFound's assets. The loan will bear interest at one-year LIBOR plus 100 basis points, with one-year LIBOR to be set for each calendar quarter or portion of each calendar quarter during which any portion of the loan is outstanding on the first Business Day of that calendar quarter based on the quotation for that day published in The Wall Street Journal. The interest rate will increase to one-
             --- ---- ------ -------
year LIBOR plus 600 basis points if and for so long as the loan is in default. Interest will be payable quarterly. All principal will be payable on the fifth anniversary after the loan is extended. Seventy-five percent of the loan (i.e.,
                                                                          - -
US$7.5 million of the original principal plus all accrued and unpaid interest on that principal) will be prepayable in whole or in part at the option of ProFound without penalty or premium. Any prepayments will be applied first to accrued and unpaid interest, and then to principal. In order to preserve Maxygen's conversion right set forth in Section 7.3(d), the balance of the loan (i.e.,
                                                                       - -
US$2.5 million of the original principal plus all accrued and unpaid interest on that principal) will not be prepayable, even with
                     ---
penalty or premium, unless Maxygen so consents, which it shall be entitled not to do in its sole discretion. During the duration of the loan, Maxygen shall be a beneficiary of all affirmative and negative covenants that run to the benefit of any other Person or Persons that then have outstanding loans to ProFound.

        (d) At any time during the duration of the loan (including after its maturity date if any portion of the loan is then in default), Maxygen, at Maxygen's option exercisable by written notice to ProFound, may convert up to US$2.5 million of the principal of the loan, plus all accrued and unpaid interest on that principal, into shares of Class B ProFound Common Stock or other equity securities of ProFound having the same rights, preferences and privileges as shares of Class B ProFound Common Stock. The price per share of the securities purchased on conversion will be the lower of (i) US$68 and (ii) 70 percent of the per security price at which ProFound securities are purchased in ProFound's next round of equity financing (adjusted, if and as appropriate in the case of clause (i) and clause (ii), to reflect stock splits, stock dividends and similar events). The entitlements that accompany the securities purchased by Maxygen shall include all related contractual arrangements (such as representations, warranties, indemnities and tag-along rights) and legal opinions received by any other Person or Persons that purchased any shares of Class B ProFound Common Stock.

        (e) During the duration of the loan (including after its maturity date if any portion of the loan is then default), unless and until Maxygen has exercised its conversion right in full, ProFound shall give Maxygen at least ten Business Days' prior written notice of the record date for any dividend, distribution, exchange or other event or development respecting any class or series of ProFound securities. The purpose of this requirement is to inform Maxygen of entitlements that may be associated with any class or series of ProFound securities into which Maxygen might convert a portion of its loan so that Maxygen may better determine whether to exercise its conversion right. An example is a record date for an acquisition of ProFound in which ProFound securityholders would receive cash or securities of another entity for their ProFound securities.

        (f)  If the events set forth in clauses (i) through (iv) of Section
             --
7.3(b) occur but ProFound does not timely require that Maxygen loan funds to ProFound, then, if Maxygen so elects, it may purchase up to the Danish kroner
          ----
equivalent of US$2.5 million of ProFound securities at the next closing of an issuance of equity securities by ProFound, excluding issuances to employees under warrants, in which (unless Maxygen waives this requirement) at least the Danish kroner equivalent of another US$2.5 million of such equity securities are
                            -------
sold to one or more Persons who are not presently ProFound Securityholders or affiliates of present ProFound Securityholders. The price per security, the class and series of such securities, and the entitlements that accompany those securities including all related contractual arrangements (such as representations, warranties, indemnities and tag-along rights) and legal opinions of which Maxygen is a beneficiary shall be the same as those received by such other "independent" investors. The "Danish kroner equivalent" for purposes of this Section 7.3(f) shall be based upon the "buy" exchange rate (U.S. dollars for Danish kroner) published in The Wall Street Journal for the last Business Day before the day
             --- ---- ------ -------
that the securities purchase closes. In order to enable Maxygen properly to assess whether it wishes to make the investment contemplated by this Section 7.3(f), ProFound shall submit all documents and disclosures to Maxygen at least 15 days before that closing.


        (g) ProFound and the ProFound Shareholders shall be responsible for obtaining all necessary approvals from, and making all necessary filings with, all Governmental Authorities and other Persons to enable Maxygen to complete the loan, pledge of assets and equity investments within the time schedules specified in Section 7.3. By signing this Agreement, each ProFound Shareholder gives all approvals and consents required to be made or given by it to implement all aspects of this Section 7.3 including, for example, any and all approvals and consents needed under ProFound's Shareholders Agreement or to amend any Organizational Document of ProFound. All filings and approvals necessary to enable Maxygen to exercise its conversion right shall have been obtained, to the reasonable satisfaction of Maxygen, before Maxygen is required to fund the loan. Maxygen shall be entitled to designate a wholly-owned direct or indirect subsidiary of Maxygen to make the loan, equity investment or both.

    7.4  CERTAIN FILINGS
         ---------------

          ProFound, the ProFound Shareholders, Maxygen and Holdings shall cooperate with respect to all filings, applications and notices with Governmental Authorities and other Persons that are required to be made by ProFound, the ProFound Shareholders, Maxygen or Holdings, including any filing with the Danish Competition Council, to carry out the transactions contemplated by this Agreement or that may be necessary or useful to assure that ProFound can conduct its business after the Closing as it conducted its business before the Closing.

    7.5  NOTIFICATION OF CERTAIN MATTERS
         -------------------------------

          Each party shall promptly notify the others of (i) the occurrence or non-occurrence of any fact or event of which such party has knowledge that would be reasonably likely (A) to cause any representation or warranty of such party contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (B) to cause any covenant, condition or agreement of such party in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect any of the representations or warranties of such party, or the right of the other party to rely thereon, or the conditions to the obligations of the parties, or the remedies available hereunder, except as provided in the last sentence of Section 11.6. The parties shall give prompt notice to the other parties of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

    7.6  ACCESS TO INFORMATION; CONFIDENTIALITY
         --------------------------------------

          Upon reasonable written notice, ProFound and Maxygen each shall afford to and shall cause their respective Representatives to afford, the Representatives of the other reasonable access, during the period prior to the Closing, to all its Facilities, properties, assets, books, Contracts and records and, during such period, ProFound and Maxygen each shall furnish promptly to the other all information concerning its business, Facilities, properties, assets and personnel as such other party may reasonably request, and each shall make available to the other and its Representatives the appropriate individuals (including officers, employees, accountants, counsel and other professionals) for discussion of the other's business, Facilities, properties, assets and personnel as either Maxygen or ProFound may reasonably request. Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

    7.7  REASONABLE EFFORTS; FURTHER ACTION
         ----------------------------------

        (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents (including, without limitation, the consent required from the Vaekstfonden in connection with the presently outstanding loan from the Vaekstfonden), authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

        (b) If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Maxygen, Holdings and ProFound immediately prior to the Closing are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

    7.8  NO SOLICITATION BY PROFOUND
         ---------------------------

          From the date hereof until the earliest of (a) the Closing, (b) the 90th day after the ProFound Securityholders file the tax application referenced in Section 7.3(a) and (c) if the Danish Tax Authority denies that application, the date that is 30 days after ProFound receives that denial in writing unless the ProFound Securityholders file an amended application before the end of that 30-day period, in which case 15 days if and after the Danish Tax Authority denies that amended application in writing: ProFound shall not, and shall not permit any, officer, director, ProFound Securityholder, employee, investment banker or other agent or Representative of ProFound, to, directly or indirectly, (i) solicit, engage in discussions or negotiate with any Person (whether or not such discussions or negotiations are initiated by ProFound), or take any other action intended or designed to facilitate the efforts of any Person, other than Maxygen, relating to the possible acquisition of ProFound (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any significant portion of its capital stock or assets (with any such efforts by any such Person to make such an acquisition referred to as an "Alternative Acquisition"), (ii) provide information with respect to ProFound to any Person, other than Maxygen and its Representatives, relating to a possible Alternative Acquisition by any Person, other than Maxygen, (iii) enter into an agreement with any Person, other than Maxygen, providing for a possible Alternative Acquisition or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Maxygen. ProFound shall immediately notify Maxygen of any contact from any Person regarding a possible Alternative Acquisition, including the name of such Person and the content of any discussions or requests for information.

    7.9  EMPLOYMENT AGREEMENTS WITH FOUNDING SHAREHOLDERS
         ------------------------------------------------

          Maxygen or ProFound, and each Founding Shareholder shall enter into an employment agreement in substantially the form attached hereto as Exhibit 7.9 (the "Employment Agreements").

    7.10  RELEASE AGREEMENT
          -----------------

          On or before the Closing, each ProFound Securityholder shall enter into, and ProFound shall exercise its reasonable efforts to cause any officers, directors and employees of ProFound who are not also ProFound Securityholders to enter into, a release agreement in substantially the form attached hereto as
Exhibit 7.10.

    7.11  UNANIMOUS WRITTEN CONSENT OF PROFOUND SECURITYHOLDERS
          -----------------------------------------------------

          Immediately after execution of this Agreement, ProFound shall take all reasonable action that is necessary or advisable to secure the execution and delivery by each of the ProFound Securityholders of all Transaction Documents necessary for

Closing. From the date hereof until the Closing, the ProFound Securityholders shall not sell, transfer, dispose of or Encumber any of their ProFound Securities.

    7.12  LOCK-UP AGREEMENTS
          -------------------

          On or before the Closing, each ProFound Securityholder shall execute a lock-up agreement preventing the transfer of any shares of Maxygen Common Stock prior to the various time periods set forth therein. There are four different forms of lock-up agreement. Exhibit 7.12 sets forth the name of each ProFound Securityholder and the version of lock-up agreement to be executed by such ProFound Securityholder. Exhibits 7.12A, 7.12B, 7.12C and 7.12D are the forms of lock-up agreements (together the "Lock-Up Agreements").

    7.13  MAXYGEN STOCK POLICIES
          ----------------------

          All continuing employees will be subject to Maxygen's insider trading policy and guidelines applicable to similarly situated employees, as the same may be modified from time to time. It shall be a term of employment that each continuing employee review the policy and comply with its terms.

    7.14  LIMITATIONS ON TRANSFERABILITY
          ------------------------------

          Each ProFound Shareholder covenants that in no event will it dispose of any of the Maxygen securities (other than under the Put/Call Agreement signed by that ProFound Shareholder in accordance with Section 10.8 or pursuant to Regulation S and Rule 144 adopted by the Commission under the Securities Act or any similar or analogous rule) unless and until (a) the ProFound Shareholder shall have notified Maxygen of the proposed disposition and shall have furnished Maxygen with a statement of the circumstances surrounding the proposed disposition, and (b) if requested by Maxygen, the ProFound Shareholder shall have furnished Maxygen with an opinion of counsel satisfactory in form and substance to Maxygen to the effect that (x) such disposition will not require registration under the Securities Act, (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or non-U.S. law has been taken and (z) the proposed transfer satisfies all conditions set forth in the Lock-Up Agreement executed by the ProFound Shareholder.

    7.15  CONVERSION TO APS
          -----------------

          Profound shall initiate action to convert ProFound from an A/S to an APS, it being understood that the completion of that conversion is not a condition to Maxygen's or Holdings' obligation to complete the Closing.

    7.16  LOSS CARRYFORWARDS
          -------------------

          ProFound shall not take any action that would jeopardize or limit its right or ability to make use of, and will take all actions that are necessary or desirable to make full use of, the losses ProFound has incurred since its inception against its future income under Danish tax law.

    7.17  RETENTION OF PROFOUND SHARES
          ----------------------------

          Maxygen or Holdings, either directly or indirectly through a direct or indirect Subsidiary of Maxygen or Holdings, shall hold all the shares of ProFound Common Stock acquired by Maxygen at the Closing for at least three years after the Closing or such shorter period as may be specified in the ruling issued by the Danish Tax Authority or as otherwise agreed by the Danish Tax Authority.

8.  ADDITIONAL MAXYGEN OPTIONS AND BONUSES
    --------------------------------------

    8.1  OPTIONS
         -------

          Subject to the balance of this Section 8.1, within 60 days after the Closing, Maxygen will issue options to purchase up to a total of 340,000 shares of Maxygen Common Stock to employees of ProFound who are continuing employees. The number of options issued to each participating employee will be determined by the Maxygen Board of Directors in consultation with ProFound's current Chief Executive Officers. A tentative list is attached as Exhibit 8.1. The options will be issued pursuant to the Maxygen International Stock Option Plan. Of those options, options on 200,000 shares of Maxygen Common Stock will vest as to 50% of the shares on the third anniversary after the Closing and as to 50% on the fourth anniversary after the Closing based on the continuing employment of the option holder with ProFound. The options on the other 140,000 shares of Maxygen Common Stock will vest as to 100% of the shares of Maxygen Common Stock on the fifth anniversary after the Closing based on the continuing employment of the option holder with ProFound, except that those options will vest earlier if and to the extent ProFound attains performance objectives specified by the Maxygen Board of Directors in consultation with ProFound's current Chief Executive Officers and the option holder is then still an employee of ProFound. Notwithstanding anything to the contrary set forth in this Section 8.1, if any of the persons listed on Exhibit 8.1 will not be a continuing employee of ProFound after the Closing or has not delivered, by the Closing, the agreements required by Section 9.9, then the 340,000-, 200,000- and 140,000-share figures set forth in this Section 8.1 shall be reduced by the number of options shown as allocated to those persons on Exhibit 8.1. Maxygen will register the shares of common stock issuable under all the options referenced in this Section 8.1 on Form S-8.

    8.2  BONUSES
         -------

          Promptly after the Closing, ProFound will pay cash bonuses to those employees of ProFound listed on Exhibit 8.2 hereto who execute the agreements referred to in Section 9.9. The gross amount of those bonuses, including all applicable withholding taxes and other payments by ProFound in connection with those bonuses, will total the Danish kroner equivalent of US$1,636,598. The kroner equivalents will be based upon the "buy" exchange rate for the Closing Date as published in The Wall Street Journal. The gross amount of the bonus
                     -----------------------
payable to each such employee is set forth on Exhibit 8.2. Notwithstanding anything to the contrary set forth in this Section 8.2, if any of the persons listed on Exhibit 8.2 will not be a continuing employee of ProFound after the Closing or has not delivered, by the Closing, the agreements required by Section 9.9, then the US$1,636,598-figure shall be reduced by the bonus figures shown for those persons on Exhibit 8.2.

9.  CONDITIONS TO OBLIGATIONS OF MAXYGEN AND HOLDINGS
    -------------------------------------------------

     The obligations of Maxygen and Holdings under this Agreement to consummate the Exchanges and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived by Maxygen and Holdings:

    9.1  REPRESENTATIONS AND WARRANTIES
         ------------------------------

          The representations and warranties of ProFound and the ProFound Securityholders contained in this Agreement and in the agreements delivered under Section 9.9, the ProFound Disclosure Schedule and each certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing as if made on the Closing and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

    9.2  PERFORMANCE OF COVENANTS
         ------------------------

          ProFound and the ProFound Shareholders shall have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it at or prior to the Closing.

    9.3  LACK OF ADVERSE CHANGE
         ----------------------

          There shall not have occurred any incident or event which, individually or in the aggregate, has had, or in the reasonable good faith judgment of Maxygen is reasonably likely to result in, a ProFound Material Adverse Effect.

    9.4  OFFICER CERTIFICATE AND SECURITYHOLDER REPRESENTATIVE certificate
         -----------------------------------------------------------------

          Maxygen and Holdings shall have received favorable certificates, dated the Closing, signed by the Co-Chief Executive Officers of ProFound and the Securityholder Representative as to the matters set forth in Sections 9.1, 9.2, 9.3, 9.5, 9.6, 9.14, 9.15, 9.16 and 9.17.

    9.5  NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY
         -----------------------------------------------

          No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Maxygen's or Holdings' ownership or operation of the business or assets of ProFound. No Proceeding by any Governmental Authority shall be pending or threatened against Maxygen, Holdings or ProFound or any director or officer of any thereof or any ProFound Securityholder, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby, or that limits or otherwise affects or seeks to limit or otherwise affect Maxygen's or Holdings' right to own or operate the business or assets of ProFound, or that compels or seeks to compel Maxygen or any of its Subsidiaries to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Maxygen or any of its Subsidiaries or ProFound. No Law or Order shall be enacted, entered, enforced or deemed applicable to either of the Exchanges or any of the other transactions contemplated hereby which makes the consummation of either of the Exchanges or any of the other transactions contemplated hereby illegal.

    9.6  APPROVALS AND CONSENTS
         ----------------------

          All material waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by ProFound or the ProFound Securityholders, for the authorization, execution and delivery of this Agreement and the Transaction Documents, the consummation by it of the transactions contemplated hereby and thereby, and the continuation in full force and effect of any and all material rights, documents, instruments and Contracts of ProFound, without restriction, burden or payment obligation other than those that exist or would have existed had the transactions covered by this Agreement and the Transaction Documents never occurred, shall have been obtained and made, including all consents or approvals of any Person that may be required under any lease for real property to which ProFound is a party. In addition, all waiting periods applicable to the consummation of the Exchanges and the other transactions contemplated hereby shall have expired or terminated.

    9.7  OPINIONS OF COUNSEL
         -------------------

          ProFound shall have delivered to Maxygen and Holdings legal opinions of Hjejle, Gersted & Mogensen, and Solomon Ward Seidenwurm & Smith, LLP, dated the Closing Date and addressed to Maxygen and Holdings, as to the matters set forth on Exhibit 9.7 hereto, it being understood that those two firms shall allocate those opinions between them on the basis of the law of the jurisdictions in which they practice law.

    9.8  ESCROW AGREEMENT
         ----------------

          There shall have been executed and delivered to Maxygen the Escrow Agreement with such modifications thereto as may be agreed in accordance with the amendment provisions set forth in the Escrow Agreement.

    9.9  AGREEMENTS WITH PROFOUND EMPLOYEES
         ----------------------------------

          Each continuing employee of ProFound who is not a signatory to this Agreement shall have entered into, with Maxygen or ProFound as appropriate, agreements that are reasonably satisfactory to Maxygen addressing such subjects as non-use and confidentiality of trade secrets, the exchange of that employee's ProFound Warrants for substitute Maxygen options (see Section 2.1), representations and warranties analogous to those set forth in Section 5 of this Agreement, several (but not joint and several) indemnities respecting those representations and warranties, and the appointment of Christian Karsten Hansen as the Securityholder Representative and (under Rule 501 adopted by the Commission under the Securities Act) the Purchaser Representative.

    9.10  RELEASE AGREEMENTS
          ------------------
          Each of ProFound's officers, directors, securityholders and employees shall have entered into a release agreement in substantially the form attached hereto as Exhibit 7.10.

    9.11  LOCK-UP AGREEMENTS
          -------------------

          Each ProFound Securityholder (other than any holders of ProFound Warrants to purchase shares of Class A ProFound Common Stock who do not receive substitute Maxygen options) shall have entered into the applicable Lock-Up Agreement as indicated in Exhibit 7.12.

    9.12  TAX RULING
          ----------

          The ProFound Securityholders shall have received a ruling from the Danish Tax Authority to the effect that their receipt of Maxygen securities in the Maxygen Exchange will be tax deferred under Danish law and that the deferral will continue after the Holdings Exchange without imposing additional conditions or restrictions that would have a material adverse impact on one or more parties to this Agreement, it being understood that the deferral shall not apply to any cash received upon any exercise of a put or call under the agreements referenced in Section 10.8.

    9.13  RESIGNATION OF DIRECTORS
          ------------------------

          Each of the directors of ProFound, if any, whom Maxygen requests resign, shall have submitted his written resignation as a director of ProFound effective as of the Closing.

    9.14  SHAREHOLDERS AGREEMENT
          ----------------------

          The Shareholders Agreement shall be terminated and all parties thereto shall have waived all rights pursuant to such Shareholders Agreement.

    9.15  STOCK REGISTRY
          --------------

          ProFound shall have delivered to Maxygen the original stock registry, minute books and audit records of ProFound, and Maxygen's title to all of the ProFound Securities shall have been duly registered in the stock registry.

    9.16  MERGER LEGISLATION
          ------------------

          Denmark shall not have enacted any legislation affecting the ability of parties to merge or combine or requiring review of any proposed merger, combination or share exchange by any Government Authority or, if enacted, the necessary approvals have been obtained.

    9.17  DANISH LOAN
          -----------

          ProFound shall have received the written consent of Vaekstfonden to the continuation of the outstanding loan in accordance with its terms after the completion of the Exchanges and, if applicable, on such additional terms as are acceptable to Maxygen.

    9.18  PUT/CALL AGREEMENTS
          -------------------
          Christian Karsten Hansen and Jan Moller Mikkelsen shall have executed Put/Call Agreements with Maxygen in the form of Exhibit 10.8A.

10.  CONDITIONS TO OBLIGATIONS OF PROFOUND AND PROFOUND SHAREHOLDERS
     ---------------------------------------------------------------

          The obligations of ProFound and the ProFound Shareholders under this Agreement to consummate the Maxygen Exchange and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived by ProFound or the Securityholder Representative:

    10.1  REPRESENTATIONS AND WARRANTIES
          ------------------------------

          The representations and warranties of Maxygen and Holdings contained in this Agreement, the Maxygen Disclosure Schedule and each certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing as if made on the Closing and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

    10.2  PERFORMANCE OF COVENANTS
          ------------------------

          Maxygen and Holdings shall have taken all necessary corporate actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Closing.

    10.3  LACK OF ADVERSE CHANGE
          ----------------------

          There shall not have occurred any incident or event which, individually or in the aggregate, has had a Maxygen Material Adverse Effect.

    10.4  OFFICER CERTIFICATES
          --------------------

          ProFound shall have received favorable certificates, dated the Closing Date, signed by the Chief Executive Officer, the Chief Financial Officer or the General Counsel of Maxygen and the President or Secretary of Holdings as to the matters set forth in Sections 10.1, 10.2, 10.3 and 10.5.

    10.5  NO GOVERNMENTAL OR OTHER PROCEEDING
          -----------------------------------

          No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby. No Law or Order shall be enacted, entered, enforced or deemed applicable to the Exchanges or the other transactions contemplated hereby which makes the consummation of the Exchanges or the other transactions contemplated hereby illegal.

    10.6  AGREEMENTS WITH FOUNDING SHAREHOLDERS
          -------------------------------------

          Maxygen shall have entered into the Employment Agreements with each Founding Shareholder in substantially the form attached hereto as Exhibit 7.9.

    10.7  TAX RULING
          ----------

          The ProFound Securityholders shall have received a ruling from the Danish Tax Authority to the effect that their receipt of Maxygen securities in the Maxygen Exchange will be tax deferred and that the deferral will continue after the Holdings Exchange without imposing additional conditions or restrictions that would have a material adverse impact on one or more parties to this Agreement, it being understood that the deferral shall not apply to any cash received upon any exercise of a put or call under the agreements referenced in Section 10.8.

    10.8  PUT AND PUT/CALL AGREEMENTS
          ---------------------------

          Maxygen shall have executed Put/Call Agreements with Christian Karsten Hansen and Jan Moller Mikkelsen in the form of Exhibit 10.8A. Maxygen shall also have executed Put Agreements with each holder of Class A Profound Common Stock, other than Messrs. Hansen and Mikkelsen, in the form of Exhibit 10.8B. The number of shares of Maxygen Common Stock to be covered by each of those agreements and the total put and call prices payable under each of those agreements appear on Exhibit 10.8C.

    10.9  OPINIONS OF COUNSEL
          -------------------

          Maxygen and Holdings shall have delivered to ProFound and the ProFound Shareholders a legal opinion of Heller Ehrman White & McAuliffe LLP, dated the Closing Date and addressed to ProFound and the ProFound Shareholders, as to the matters set forth on Exhibit 10.9.

11.  TERMINATION OF AGREEMENT
     ------------------------

     This Agreement may be terminated at any time prior to the Closing, notwithstanding approval thereof by ProFound, the ProFound Shareholders and Maxygen, in the following circumstances:

    11.1  MUTUAL CONSENT
          --------------

          By mutual written consent of Maxygen, Holdings and ProFound.

    11.2  TRANSACTION DATE
          ----------------

          If the Closing shall not have occurred by the later of (a) the close
          --                                            ----- --
of business on the 90th day after the date of this Agreement and (b) five days
                                                             ---
if and after Maxygen learns of any adverse and potentially material information about or relating to ProFound that it did not know when this Agreement was signed, whether it learned that information by means of a notice given under
Section 7.5 or otherwise, then Maxygen (on behalf of itself and Holdings) or
                          ----
ProFound (on behalf of itself and the ProFound Shareholders) may terminate this Agreement, unless such failure shall be due to a material breach of any
           ------
representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party seeking to terminate this Agreement or one or more of the parties on whose behalf that party is acting (or, in the case of a termination by Maxygen, such a breach or failure of a representation, warranty, covenant or agreement contained in any of the agreements delivered under Section 9.9).

    11.3  FINAL ORDER OF GOVERNMENTAL AUTHORITY
          -------------------------------------

          By Maxygen or ProFound (on behalf of the ProFound Shareholders) if a Governmental Authority shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting either of the Exchanges or any other transaction contemplated hereby.

    11.4  BREACH
          ------

          By Maxygen if there has been a material misrepresentation by ProFound or any of the ProFound Securityholders, or a material breach on the part of ProFound or any of the ProFound Securityholders of any of their warranties, covenants or agreements set forth herein or in any of the agreements delivered under Section 9.9, or a material failure on the part of ProFound or any of the ProFound Securityholders to comply with any of their other obligations hereunder or in any such agreements, or if Maxygen reasonably determines that the timely satisfaction of any condition set forth in Section 9 has become impossible (other than as a result of any failure on the part of Maxygen or Holdings to comply with or perform any covenant or obligation set forth in this Agreement); or by ProFound (on behalf of itself and the ProFound Shareholders) if there has been a material misrepresentation by Maxygen or Holdings, or a material breach on the part of Maxygen or Holdings of any of its warranties, covenants or agreements set forth herein, or a material failure on the part of Maxygen or Holdings to comply with any of its other obligations hereunder or if ProFound reasonably determines that the timely satisfaction of any condition set forth in
Section 10 has become impossible (other than as a result of any failure on the part of ProFound or any ProFound Securityholder to comply with or perform any covenant or obligation set forth in this Agreement or in any of the agreements delivered under Section 9.9); provided, however, that if such breach is curable by a party within 30 days, then for so long as such party continues to exercise its reasonable efforts the other parties may not terminate this Agreement under this Section 11.4 unless such breach is not cured within 30 days (but no cure period shall be required for a breach that by its nature cannot be cured).

    11.5  TERMINATION PROCEDURES
          ----------------------

          If Maxygen wishes to terminate this Agreement pursuant to Section 11.2 or Section 11.4, Maxygen shall deliver to ProFound and the Securityholder Representative a written notice stating that Maxygen is terminating this Agreement and setting forth a brief description of the basis on which Maxygen is terminating this Agreement. If ProFound wishes to terminate this Agreement pursuant to Section 11.2 or Section 11.4, ProFound shall deliver to Maxygen a notice, in writing, stating that ProFound is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

    11.6  EFFECT OF TERMINATION
          ---------------------

          In the event of the termination of this Agreement pursuant to Section 11.1, 11.2, 11.3 or 11.4, this Agreement shall forthwith become void, except that (i) the Confidentiality Agreement and Sections 7.3(b) through (g) (in the case of a termination by ProFound under Section 11.2 or Section 11.4), 7.8 (in the case of a termination by Maxygen under Section 11.2 if ProFound or a ProFound Securityholder is then in breach of this Agreement or any of the agreements delivered under Section 9.9, or by Maxygen under Section 11.4), 12 (in the case of a termination by Maxygen under Section 11.2 if ProFound or a ProFound Securityholder is then in such breach, or by Maxygen under Section 11.4), 13.2, 13.4, 13.6, 13.7, 13.8, 13.9, 13.10, 13.11, 13.12, 13.13 and 13.14
of this Agreement shall survive such termination, and (ii) except as provided in the next sentence, nothing herein shall relieve any party from liability for any misrepresentation, breach of or failure to comply with this Agreement. Notwithstanding the foregoing, if Maxygen proceeds with the Closing despite its having learned about, or terminates this Agreement as a result of, an event or circumstance that first occurs after (but not before) the date of this Agreement and that constitutes a material breach of a representation or warranty of ProFound or a ProFound Securityholder under this Agreement or any of the agreements delivered under Section 9.9 but does not result from a breach of a covenant or agreement by ProFound or a ProFound Securityholder in this Agreement or any such agreements, then ProFound and the ProFound Securityholders shall have no liability for that breach of representation or warranty.

12.  INDEMNIFICATION
     ---------------

    12.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS
          ------------------------------------------------------

        (a) Except as otherwise provided in this Section 12, the representations, warranties, covenants and agreements of each party under this Agreement and the agreements delivered under Section 9.9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any affiliate of such party or any of their officers, directors or Representatives, whether prior to or after the execution of this Agreement.

        (b) The parties' representations and warranties in this Agreement and in any document or instrument delivered pursuant to this Agreement shall survive the Closing and continue until 5:00 p.m., California time, on the date that is 18 months after the Closing Date (the "Expiration Date"). Notwithstanding the preceding sentence, (i) the Tax representations and warranties set forth at
Section 4.8, the ownership representations and warranties set forth at Section 5.2, and the analogous ownership representations and warranties set forth in the agreements delivered under Section 9.9 shall survive for the applicable statutes of limitation; and (ii) any representation or warranty in respect of which indemnity may be sought under Section 12.2 or 12.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if the notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to such time.

    12.2  OBLIGATION OF PROFOUND AND THE PROFOUND SHAREHOLDERS
          ----------------------------------------------------

          Subject to Sections 12.3 and 12.4, ProFound and each ProFound Shareholder, jointly and severally, shall indemnify, reimburse, defend and hold harmless Maxygen and Holdings and each of their successors and permitted assigns and each of their respective directors, officers, employees, affiliates, Subsidiaries, Representatives and their respective successors and permitted assigns (each a "Maxygen Indemnitee") from and against (i) all Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of ProFound or any ProFound Securityholder in this Agreement or in any of the agreements delivered under Section 9.9, and (ii) all Environmental, Health, and Safety Liabilities arising out of, or attributable or relating to, the operations of ProFound prior to the Closing and the Facilities. Notwithstanding the foregoing, if and after the Closing takes place, ProFound shall have no indemnification obligations to any Maxygen Indemnitee or any implied or other obligation to indemnify or reimburse any ProFound Securityholder for or with respect to any amounts for which any ProFound Securityholder indemnifies any Maxygen Indemnitee or relinquishes rights in the Escrow Fund. For purpose of this Agreement, "Losses" shall mean any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorneys', accountants', consultants' and experts' fees and expenses). The ProFound Shareholders severally and jointly agree that the Escrow Shares shall be available to the extent provided in this Section 12 and in the Escrow Agreement to compensate the Maxygen Indemnitees for the forgoing Losses.

    12.3  LIMITS ON INDEMNIFICATION, REIMBURSEMENT, ETC.
          ----------------------------------------------

        (a) No Maxygen Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement unless and until the total amount of all Losses and Environmental, Health, and Safety Liabilities that would otherwise be indemnifiable hereunder and have been incurred by the Maxygen Indemnitees as a group exceed the DK equivalent of US$100,000 (determined on the basis of the exchange rate or rates published in The Wall Street Journal on the date or dates that is or are 15 days after
--- ---- ------ -------
Maxygen gives the Securityholder Representative written notice of the claim with which the Losses and Environmental, Health, and Safety Liabilities are associated), in which case, subject to Section 12.3(b), all Losses and Environmental, Health, and Safety Liabilities (not just those in excess of the DK equivalent of US$100,000) shall be fully indemnifiable. Subject to Section 12.3(b), Maxygen acknowledges that the Maxygen Indemnitees' sole right and remedy for indemnification pursuant to this Agreement after the Closing shall be limited to the Escrow Shares and other assets in the Escrow Fund.

        (b) Notwithstanding the foregoing, no aspect of Section 12.3(a) shall apply to any Losses or Environmental, Health, and Safety Liabilities based upon, arising out of or otherwise in respect of any fraudulent breach of any representation or warranty of ProFound or any ProFound Securityholder set forth in this Agreement or any of the agreements delivered under Section 9.9. Moreover, except as explained in the next sentence, the indemnification obligations of the ProFound Shareholders shall be joint and several whether or not Section 12.3(a) applies and whether or not, in the case of breaches of representation and warranties, those representation and warranties are set forth in Section 4 or 5, or any of the agreements delivered under Section 9.9. Notwithstanding the foregoing, the indemnification obligations of Novo Nordisk A/S shall extend beyond the Escrow Fund governed by the Escrow Agreement only to the extent of any Losses resulting from, imposed upon, or incurred or suffered by a Maxygen Indemnitee by virtue of a breach of any of Novo Nordisk A/S's representations and warranties set forth in Section 5.2 of this Agreement or any fraudulent breach of any other representation or warranty by Novo Nordisk A/S.

    12.4  INDEMNIFICATION PROCEDURES
          --------------------------

        (a)  Notice.  Whenever any third Person claim shall arise for which
             ------
indemnification may be sought hereunder (a "Claim"), the party entitled to indemnification (the "Maxygen Indemnitee") shall promptly give notice to the Securityholder Representative, with respect to the Claim after the receipt by the Maxygen Indemnitee of reliable information as to the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

        (b)  Defense. After delivery of notice from the Maxygen Indemnitee of a
             -------
Claim, the Maxygen Indemnitee may elect to assume the defense of the Claim. If the Maxygen Indemnitee notifies the Securityholder Representative that the Maxygen Indemnitee is not assuming the defense of the Claim, the Securityholder Representative shall defend the Claim. Irrespective of whether the Maxygen Indemnitee or the Securityholder Representative defends the Claim, the cost and the expense of that defense shall be paid from the escrow fund established under the Escrow Agreement until that fund is exhausted. If the Maxygen Indemnitee elects to assume the defense of the Claim, the Securityholder Representative shall cooperate in all reasonable respects, at the Securityholder Representative's sole cost, risk and expense, with the Maxygen Indemnitee and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose. If the Securityholder Representative defends the Claim, the Maxygen Indemnitee shall cooperate in all reasonable respects with the Securityholder Representative and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose and shall deliver to the Securityholder Representative or its counsel copies of all pleadings and other information within the Maxygen Indemnitee's knowledge or possession reasonably requested by the Securityholder Representative or its counsel that are relevant to the defense of the subject of any such Claim. If the Securityholder Representative defends the Claims, the Securityholder Representative shall have the right to elect to settle any claim for monetary damages without the Maxygen Indemnitee's consent only if the settlement includes a complete release of the Maxygen Indemnitee. Any other settlement will be subject to the consent of the Maxygen Indemnitee. The Securityholder Representative may not admit any liability of the Maxygen Indemnitee or waive any of the Maxygen Indemnitee's rights without the Maxygen Indemnitee's prior consent. The Securityholder Representative shall not be liable for any settlement effected without its prior consent, such consent not to be unreasonably withheld. If any Claim results in a judgment or settlement consistent with the terms of this Section 12.4(b), then, subject to the rules set forth in this Section 12 that could result in indemnification "beyond" the amounts held in the Escrow Fund (see Sections 12.1(b) and 12.3(b)), such judgment or settlement shall be paid out of any remaining amounts in the Escrow Fund.

13.  GENERAL PROVISIONS
     ------------------

    13.1  FURTHER ASSURANCES
          ------------------

          Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

    13.2  CONFIDENTIALITY
          ---------------

          The parties acknowledge that Maxygen and ProFound have entered into the Confidentiality Agreement, and that such agreement will survive the termination of this Agreement or the consummation of the Exchanges. Without limiting the generality of anything contained in Section 13.6 (Public Announcements), on and at all times after the Closing Date, each ProFound Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such ProFound Shareholders' possession that relates to the business of Maxygen, Holdings or ProFound.

    13.3  SEVERABILITY
          ------------

          In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    13.4  EXPENSES
          --------

          Maxygen and ProFound will bear their respective fees, costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees, costs and expenses of agents, representatives, counsel and accountants. Notwithstanding the foregoing and in addition to all other remedies available at law or equity, if the Agreement is terminated pursuant to Section 11.2 or 11.4, then Maxygen and Holdings (if Maxygen's or Holdings' breach gave rise to that termination) or ProFound and the ProFound Shareholders (if ProFound's or a ProFound Securityholder's breach gave rise to that termination) shall pay the other party or parties by cashier's check or wire transfer within 10 Business Days after submission of invoices in reasonable detail all of the non-breaching party's or parties' out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

    13.5  CONVEYANCE DOCUMENTS AND TAXES
          ------------------------------

          The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real or personal property transfer or any gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed, whether before, on or after the Closing, and the ProFound Securityholders shall be responsible for the payment of all such Taxes and fees.

    13.6  PUBLIC ANNOUNCEMENTS
          --------------------

          Unless required by Law, any public announcement or similar publicity with respect to this Agreement, the Closing, the Exchanges or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as Maxygen determines with the concurrence of ProFound, which concurrence shall not be unreasonably withheld or delayed by ProFound. Unless disclosure is consented to by Maxygen in advance or required by Law or disclosure has otherwise already been made, ProFound shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its Representatives or employees who need to know such information to enable ProFound and the ProFound Shareholders to comply with this Agreement, provided that each such Representative or employee shall agree, for the benefit of Maxygen, to maintain the confidentiality of such information as provided in this
Section 13.6. ProFound and Maxygen will consult with each other concerning the means by which ProFound's employees, customers and suppliers and other Persons having dealings with ProFound will be informed of this Agreement, the Closing, the Exchange and the other transactions contemplated hereby, and representatives of Maxygen may at its option be present for any such communication.

    13.7  NOTICES
          -------

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when delivered to the address, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, Person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 13.7):

        (a)  If to Maxygen or Holdings:
             -------------------------
        Maxygen, Inc.
        515 Galveston Drive
        Redwood City, California 94068
        U.S.A.
        Telephone No.:  001-650-298-5300
        Telecopier No.: 001-650-298-5803
        Attention:   Chief Executive Officer
                     and General Counsel

     With a copy to:
     --------------
        Heller Ehrman White & McAuliffe LLP
        2500 Sand Hill Road, Suite 100
        Menlo Park, California  94025
        U.S.A.
        Telecopier No.: 001-650-234-4299
        Telephone No.:  001-650-234-4200
        Attention:   August J. Moretti

        (b)  If to ProFound or any ProFound Shareholder:
             ------------------------------------------
          ProFound Pharma, A/S
          Ronnegade 2, 5. sal
          2100 Kobenhavn o
          Denmark
          Telecopier No.:  011-45-70-20-55-30
          Telephone No.:  011-45-39-29-84-69
          Attention:   Christian Hansen and Jan Mikkelsen

     With a copy to:
     --------------

          Hjejle, Gersted & Mogensen
          Amagertorv 24
          Denmark
          1160 Kobenhavn K
          Telecopier No.: 011-45-33-11-12-50
          Telephone No.: 011-45-33-13-42-62
          Attention:  Michael Wolff Jensen

          Solomon Ward Seidenwurm & Smith, LLP
          1200 Wells Fargo Plaza
          401 B Street
          San Diego, California  92101
          U.S.A.
          Telecopier No.:  001-619-231-4755
          Telephone No.:   001-619-231-0303
          Attention:  Richard L. Seidenwurm

    13.8  ARBITRATION
          -----------

        (a) Any dispute, controversy or claim arising out of this Agreement, the Escrow Agreement or any other Transaction Document, including the termination of any of those agreements or any alleged breach of any of those agreements, shall be finally settled by binding arbitration as set forth in this
Section 13.8. Arbitration of any dispute, controversy or claim shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three independent, neutral arbitrators appointed in accordance with those rules. The arbitration shall be held in San Francisco, California, U.S.A. The arbitrators shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery, provided that the arbitrators shall permit such discovery as they deem necessary or useful to permit an equitable and informed resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof.

        (b) The decision or award rendered by the arbitrator shall be written (specifically stating the arbitrator's findings of facts, as well as the reasons upon which the arbitrator's decision is based), final and nonappealable (except for an alleged act of corruption or fraud on the part of the arbitrator) and may be entered in any court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrator's fees, shall be borne 50 percent by Maxygen and Holdings (jointly and severally) and: (i) if this Agreement is terminated, 50 percent by ProFound and the ProFound Shareholders (jointly and severally) and (ii) if the Closing occurs, by the ProFound Shareholders (jointly and severally). Each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

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

        (c) A disputed performance or suspended performance pending the resolution of the arbitration must be completed within a reasonable time following the final decision of the arbitrators. The arbitrators shall be directed that any arbitration subject to this Section 13.8 shall be completed within one year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties. Each party shall maintain the confidentiality of such proceedings and decision, unless otherwise permitted by Maxygen and the Securityholder Representative. However, if advised by counsel that disclosure is necessary or appropriate under applicable law, Maxygen shall be entitled to disclose the proceedings and decision without the consent of any other party after giving notice to the Securityholder Representative. Likewise, if advised by counsel that disclosure is necessary or appropriate under applicable law, the Securityholder Representative shall be entitled to disclose the proceedings and decision without the consent of any other party after giving notice to Maxygen.

        (d) Except as provided in the Escrow Agreement, any decision that requires a monetary payment shall require such payment to be made in United States dollars, free of any Tax or other deduction. The parties agree that the decision shall be the sole, exclusive and binding remedy between and among them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. The interpretation and enforcement of this Section
13.8 shall be governed by the U.S. Federal Arbitration Act. Pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy, either party may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that party.

    13.9  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE; SPECIFIC
          ---------------------------------------------------------------
          PERFORMANCE
          -----------

          No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, subject to
Section 13.8, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

    13.10  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS
           --------------------------------------------------

          No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Maxygen may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Maxygen. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Maxygen Indemnitees any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

    13.11  SECTION HEADINGS, CONSTRUCTION
           ------------------------------

          The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders,
(iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Schedule or Exhibit refers to a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day that is a Business Day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

    13.12  GOVERNING LAW
           -------------

          Except as provided in Section 13.8 and except in the case of those corporate law matters which necessarily are governed by Danish law due to the fact that ProFound is incorporated and doing business in Denmark, this Agreement will be governed by the internal laws of the State of California and without regard to principles of conflict of laws.

    13.13  COUNTERPARTS
           ------------

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    13.14  ENTIRE AGREEMENT AND MODIFICATION
           ---------------------------------

          This Agreement supersedes all prior agreements (other than the Confidentiality Agreement), whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Maxygen, Holdings, ProFound and either (i) ProFound Shareholders holding a majority of the shares of ProFound Common Stock just before the Closing or (ii) the Securityholder Representative.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                         MAXYGEN, INC.

                         By:   /s/ Russell J. Howard
                               ---------------------
                               Name:    Russell J. Howard
                               Title:   President & CEO

                         MAXYGEN HOLDINGS LTD.

                         By:   /s/ B. S. Gill
                               --------------
                               Name:    B. Gill
                               Title:   President

                         PROFOUND PHARMA A/S


                         By:     /s/ C. Braestrup, /s/ Jan Mikkelsen,
                                 ------------------------------------
                                 /s/ Christian Hansen
                                 ------------------------------------
                               Name:    C. Braestrup
                               Title:   Chairman of the Board

                               /s/ Christian Hansen
                         --------------------------------------------
                         CHRISTIAN KARSTEN HANSEN


                               /s/ Jan Mikkelsen
                         --------------------------------------------
                         JAN MOLLER MIKKELSEN


                               /s/ Tobben Halkier
                         --------------------------------------------
                         TORBEN HALKIER


                               /s/ S. Okkels
                         --------------------------------------------
                         JENS SIGURD OKKELS

                               /s/ Anders Pedersen
                         --------------------------------------------
                         ANDERS PEDERSEN


                               /s/ Hans Schambye
                         --------------------------------------------
                         HANS THALSGARD SCHAMBYE


                               /s/ Knud Aunstrup
                         --------------------------------------------
                         KNUD AUNSTRUP




                               /s/ C. BrAEstrup
                         --------------------------------------------
                         CLAUS BRAESTRUP


                               /s/ Thue Schwartz
                         --------------------------------------------
                         THUE W. SCHWARTZ


                         BANKFORENINGERNES ERHVERVSUDVIKLINGSFORENING
                         BANKINVEST BIOMEDICINSK UDVIKLING


                         By    /s/ Finn Moefelt
                               ----------------
                         Title Managing Director
                               ------------------



                         AKTIESELSKABET BIOMEDICINSK UDVIKLING II

                         By    /s/ Jesper Zeuthen         /s/ unreadable
                               -----------------------------------------

                         Title Managing Director      CEO BankInvest Group
                               -------------------------------------------

                         NOVO NORDISK A/S


                         By    /s/ Ulrik Spork
                               ---------------

                         Title Director, Corp. Dev.
                               --------------------

Exhibits:

2.1      Stock and Warrant Exchanges

3.1      Escrow Agreement

7.2(n)   Authorized Capital Expenditures

7.9      Employment Agreement for Founding Shareholders

7.10     Release Agreement

7.12     List of ProFound Securityholders and Lock-up Agreements

7.12A    Lock-Up Agreement (Directors)

7.12B    Lock-Up Agreement (Founders)

7.12C    Lock-Up Agreement (Employees)

7.12D    Lock-Up Agreement (BankInvest I, BankInvest II and Novo Nordisk A/S)

8.1      Additional Stock Options

8.2      Cash Bonuses

9.7      Matters to be Addressed in Opinions of ProFound's Counsel

10.8A    Put/Call Agreement

10.8B    Put Agreement

10.8C    Information About Each Put/Call and Put Agreement

10.9     Matters to be Addressed in Opinions of Maxygen's Counsel


The Registrant shall furnish a copy of any of the exhibits referred to above to the Commission upon request.